Exhibit 4.1
EXECUTION COPY

INDENTURE AND SECURITY AGREEMENT
Dated as of July 31, 2009
between
AMERICAN AIRLINES, INC.
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly stated herein, but solely as Trustee

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TIA Section	Indenture Section
310 (a)(1)	5.11
(a)(2)	5.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	5.11
(b)	5.09; 5.11
(c)	N.A.
311 (a)	5.12
(b)	5.12
(c)	N.A.
312 (a)	2.11
(b)	13.22
(c)	13.22
313 (a)	5.07
(b)(1)	5.07
(b)(2)	5.07
(c)	5.07; 13.05
(d)	5.07
314 (a)	10.03; 13.05
(b)	11.01
(c)(1)	11.03
(c)(2)	11.03
(c)(3)	N.A.
(d)	11.02
(e)	11.04
(f)	N.A.
315 (a)	5.01
(b)	5.05; 13.05
(c)	5.01
(d)	5.01
(e)	4.12
316 (a) (last sentence)	2.13
(a)(1)(A)	4.02(b)
(a)(1)(B)	4.05
(a)(2)	N.A.
(b)	4.06; 4.09
(c)	13.12
317 (a)(1)	4.10
(a)(2)	4.11
(b)	2.09
318 (a)	13.23

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.
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(continued)
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(continued)

Page
Section 5.09. Replacement of Trustee and Security Agent	49
Section 5.10. Successor Trustee by Merger, etc	51
Section 5.11. Eligibility; Disqualification	51
Section 5.12. Preferential Collection of Claims Against Company	51
Section 5.13. Other Capacities	51

Article VI

CERTAIN REPORTS

Section 6.01. Certain Reports	52

Article VII

CONDITIONS PRECEDENT TO AIRCRAFT CLOSING

Section 7.01. Conditions Precedent to Obligations of the Trustee	53
Section 7.02. Conditions Precedent to Obligations of the Company	56

Article VIII

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE COMPANY

Section 8.01. Representations and Warranties of the Company	58
Section 8.02. General Indemnity	59

Article IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK

Section 9.01. Representations, Warranties and Covenants of U.S. Bank	64

Article X

OTHER COVENANTS AND AGREEMENTS; PAYMENT OF NOTES

Section 10.01. Other Agreements	66
Section 10.02. Certain Covenants of the Company	67
Section 10.03. Financial Information	69
Section 10.04. Payment of Notes	70
Section 10.05. Maintenance of Office or Agency	71
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(continued)
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(continued)

Page
Section 13.17. Governing Law	87
Section 13.18. Confidential Information	87
Section 13.19. Submission to Jurisdiction	88
Section 13.20. Survival of Representations, Warranties, Indemnities, Covenants and Agreements	88
Section 13.21. Further Assurances	88
Section 13.22. Communications by Noteholders with Other Noteholders	88
Section 13.23. Trust Indenture Act Controls	88

Exhibit A	—	Form of Aircraft Security Agreement

Exhibit B	—	Form of Note

Exhibit C	—	Form of Certification to Be Delivered in Connection with Transfers of Notes to Non-QIB Institutional Accredited Investors

Exhibit D	—	Form of Certification to Be Delivered in Connection with Transfers of Notes Pursuant to Regulation S

Exhibit E	—	Form of Opinion of Counsel for the Company

Exhibit F	—	Form of Opinion of Special Counsel for the Trustee, the Security Agent and U.S. Bank

Exhibit G	—	Form of Opinion of Special FAA Counsel

Exhibit H	—	Form of Manufacturer’s Consent

Schedule I	—	Description of Notes

Schedule II	—	Principal Amortization

Schedule III	—	Allocable Portions of Scheduled Principal Payment and Allocable Portions

Schedule IV	—	Pre-funded Cash Collateral Amount

Schedule V	—	List of Aircraft and Existing Indentures

Annex A	—	Definitions
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v

INDENTURE AND SECURITY AGREEMENT
     This INDENTURE AND SECURITY AGREEMENT, dated as of July 31, 2009, is made by and between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Trustee hereunder (together with its permitted successors hereunder, the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I), among other things, to provide for (i) the issuance by the Company of the Notes specified on Schedule I hereto and (ii) the assignment, mortgage and pledge by the Company to the Trustee, as part of the Pre-funded Collateral hereunder, among other things, of all of the Company’s estate, right, title and interest in and to the Pre-funded Collateral, as security for, among other things, the Company’s obligations to the Trustee, for the equal and proportionate benefit and security of the Noteholders and the Indemnitees;
     WHEREAS, the Company owns each Eligible Aircraft described in Schedule V hereto and, as of the date hereof, each such Eligible Aircraft is subject to the applicable Existing Indenture as set forth in Schedule V hereto;
     WHEREAS, following the initial release of the Lien of any Existing Indenture and subject to the terms and conditions of this Indenture, the Company, the Trustee, the Security Agent and U.S. Bank will enter into the Aircraft Security Agreement;
     WHEREAS, the Company has entered into the Purchase Agreement with the Initial Purchasers, pursuant to which the Company has agreed to cause the Trustee to issue and sell the Notes to the Initial Purchasers on the Issuance Date; and
     WHEREAS, all things have been done to make the Notes listed on Schedule I hereto, when executed by the Company and authenticated and delivered by the Trustee hereunder, the valid, binding and enforceable obligations of the Company; and
     WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;
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GRANTING CLAUSE
     NOW, THEREFORE, to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Notes, (ii) all other amounts payable by the Company under the Operative Documents and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indemnitees contained in the Operative Documents, and for other good and valuable consideration given by the Noteholders and the Indemnitees to the Company, the receipt and adequacy of which are hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Trustee and its successors in trust and permitted assigns, for the security and benefit of the Noteholders and the Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under, all and singular, the following described properties, rights, interests and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Pre-funded Collateral”):
     (1) the Pre-funded Collateral Account, the Cash Securities Account, all moneys, securities, financial assets, or other property (including the Pre-funded Cash Collateral Amounts with respect to each of the Eligible Aircraft) held therein by the Trustee or other Eligible Institution pursuant to and in accordance with the terms, conditions and provisions of this Indenture and all security entitlements with respect thereto; and
     (2) all proceeds of the foregoing.
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders and the Indemnitees, except as otherwise provided in this Indenture, including Section 2.13, the definition of “Outstanding” and Article III, without any priority of any one Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) and (2) above, subject to the terms and provisions set forth in this Indenture.
     Subject to the terms and conditions hereof, the Company does hereby irrevocably constitute the Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to
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ask for, require, demand and receive any and all monies and claims for monies, and all other property which now or hereafter constitutes part of the Pre-funded Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Trustee may deem to be necessary or advisable in the premises; provided that the Trustee shall not exercise any such rights except during the continuance of an Event of Default. The Company agrees that, promptly upon receipt thereof, to the extent required by the Operative Documents, it will transfer to the Trustee any and all monies from time to time received by the Company constituting part of the Pre-funded Collateral, to be held and distributed by the Trustee in accordance with this Indenture.
     The Company does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Trustee, except as otherwise provided in or permitted by any Operative Document.
     The Company agrees that at any time and from time to time, upon the written request of the Trustee, the Company shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.
     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
ARTICLE I
DEFINITIONAL MATTERS; PRE-FUNDED COLLATERAL ACCOUNT;
CERTAIN ISSUANCE DATE MATTERS
     Section 1.01. Definitions. For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.
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     Section 1.02. Other Definitional Provisions.
     (a) Singular and Plural. The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.
     (b) References to Parts. All references in this Indenture to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Indenture, unless otherwise specifically stated.
     (c) Reference to the Whole. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
     (d) Including Without Limitation. Unless the context otherwise, requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.
     (e) Reference to Government. All references in this Indenture to a “government” are to such government and any instrumentality or agency thereof.
     (e) Reference to Person. All references in this Indenture to a Person shall include successors and permitted assigns of such Person.
     Section 1.03. Pre-funded Collateral Account.
     (a) General.
     (i) On or prior to the Issuance Date, the Trustee has established Account No.                   , an Eligible Account maintained at U.S. Bank in the name of the Trustee (the “Pre-funded Collateral Account”). U.S. Bank agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture for the Pre-funded Collateral Account (in such capacity, the “Pre-funded Collateral Securities Intermediary”). Except in its capacity as Trustee, U.S. Bank waives any claim or lien against the Pre-funded Collateral Account it may have, by operation of law or otherwise, for any amount owed to it by the Company. The Pre-funded Collateral Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Indenture, (i) any amounts to be held by the Trustee pursuant this Section 1.03 will be credited to the Pre-funded Collateral Account, it is the “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) of the Pre-funded Cash Collateral Account and the Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in
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Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to the Pre-funded Collateral Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Pre-funded Collateral Account will be credited to the Pre-funded Collateral Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Pre-funded Collateral Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Pre-funded Collateral Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Pre-funded Collateral Account shall be payable to or to the order of, or registered in the name of, the Pre-funded Collateral Securities Intermediary or shall be indorsed to the Pre-funded Collateral Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Pre-funded Collateral Account be registered in the name of the Company, payable to or to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed by the Company to the Pre-funded Collateral Securities Intermediary or in blank. The Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Pre-funded Collateral Account in trust for the benefit and security of the Noteholders and the Indemnitees as part of the Pre-funded Collateral as set forth in this Indenture. The Company acknowledges that, by reason of the Trustee being the “entitlement holder” in respect of the Pre-funded Collateral Account as provided above, the Trustee shall have the sole right and discretion, subject only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Pre-funded Collateral Account and any and all financial assets and other property credited thereto to the exclusion of the Company. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pre-funded Collateral Account or any financial asset carried therein, U.S. Bank will promptly notify the Trustee and the Company thereof.
     (ii) On the Issuance Date, the Company agrees to deposit and pay over to the Trustee in immediately available funds the Pre-funded Cash Collateral Amount with respect to each of the Eligible Aircraft, such Pre-funded Cash Collateral Amounts to constitute a part of the Pre-funded Collateral. Promptly upon the receipt of the Pre-funded Cash Collateral Amounts by the Trustee from the Company, the Trustee shall credit such amounts to the Pre-funded Collateral Account.
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     (iii) Only the Pre-funded Cash Collateral Amounts with respect to the Eligible Aircraft, other property acquired with cash credited to the Pre-funded Collateral Account, and investment earnings thereon and proceeds thereof shall be credited to the Pre-funded Collateral Account. The Pre-funded Cash Collateral Amounts with respect to the Eligible Aircraft and all other amounts and property credited to the Pre-funded Collateral Account may only be paid, distributed, applied, invested and released as set forth in this Section 1.03 and Section 5.06, or if an Event of Default has occurred and is continuing and the maturity of the Notes has been and remains accelerated, in accordance with Section 4.02.
     (b) Aircraft Closing. On and subject to the terms and conditions of Article VII, the Company agrees to subject each Eligible Aircraft to the Lien of the Aircraft Security Agreement on or prior to the Cut-Off Date (each such transaction with respect to an Eligible Aircraft, an “Aircraft Closing”). The Company shall select a date on or before the Cut-Off Date for the Aircraft Closing with respect to each Eligible Aircraft (the date such Aircraft Closing occurs, the “Aircraft Closing Date”). Each Aircraft Closing shall take place at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York or such other place as the parties shall agree.
     (c) Aircraft Security Agreement and Aircraft Security Agreement Supplements; Etc. On the Aircraft Closing Date for the first Aircraft Closing, the Trustee shall appoint U.S. Bank as Security Agent with respect to the Aircraft Security Agreement, and the Company, the Trustee, the Security Agent and, to the extent expressly stated therein, U.S. Bank, shall execute and deliver the Aircraft Security Agreement substantially in the form attached hereto as Exhibit A. With respect to each Aircraft Closing, subject to the satisfaction of the conditions precedent in Section 7.01, the Trustee shall, and shall cause the Security Agent to, execute and deliver the applicable Aircraft Security Agreement Supplement and to take the actions contemplated by this Indenture and the Aircraft Security Agreement with respect to such Aircraft Closing.
     (d) Release of Pre-funded Cash Collateral Amounts following an Aircraft Closing. Promptly following any Aircraft Closing with respect to any Eligible Aircraft and provided that no Event of Default has occurred and is continuing, the Trustee shall release from the Lien of this Indenture the Pre-funded Cash Collateral Amount with respect to such Eligible Aircraft and pay over and distribute such amount to the Company from the amounts held in the Pre-funded Collateral Account.
     (e) Release of Investment Earnings; Etc. As soon as Aircraft Closings shall have occurred with respect to all of the Eligible Aircraft and no Event of Default shall have occurred and be continuing, the Trustee shall promptly release from the Lien of this Indenture all investment earnings, interest and other amounts and property credited to the Pre-funded Collateral Account and pay over and distribute such amounts and property to
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the Company. If the Cut-Off Date has occurred and an Aircraft Closing has not occurred with respect to one or more of the Eligible Aircraft, promptly following the Company’s satisfaction of its obligations in Section 2.19(a) or Section 2.19(b), as applicable, with respect to each Eligible Aircraft that has not been the subject of an Aircraft Closing and provided that no Event of Default has occurred and is continuing, the Trustee shall promptly release from the Lien of this Indenture any Pre-funded Cash Collateral Amounts relating to any Eligible Aircraft (not previously paid over and distributed to the Company) and all investment earnings, interest and other amounts and property credited to the Pre-funded Collateral Account and pay over and distribute such amounts and property to the Company. If the Company has satisfied its obligations in Section 2.20 of this Indenture with respect to a redemption of all the Notes, the Trustee shall promptly release from the Lien of this Indenture any Pre-funded Cash Collateral Amount (not previously paid over and distributed to the Company), all investment earnings, interest and other amounts and property credited to the Pre-funded Collateral Account and pay over and distribute such amounts and property to the Company.
     (f) No Further Action by Noteholders Required. By its acceptance of the Notes, each Noteholder shall be deemed to have agreed to the actions to be taken by the Trustee pursuant to this Section 1.03 and no further notice to, consent of, or other action by, any Noteholder shall be required for the taking of any such action by the Trustee.
ARTICLE II
THE NOTES
     Section 2.01. Title, Form, Denomination and Execution of the Notes.
     (a) General. The Initial Notes shall be known as the “Initial 13.0% 2009-2 Secured Notes due 2016” and the Exchange Notes shall be known as the “Exchange 13.0% 2009-2 Secured Notes due 2016”, in each case, of the Company. Each Note shall be substantially in the form set forth as Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable laws, rules or regulations or to conform to any usage in respect thereof, or as may, consistently herewith, be determined by the Company or the Officer executing the Notes, as evidenced by the Company’s or the Officer’s execution of the Notes.
     (b) Registered Form; Minimum Denominations; Aggregate Principal Amount. The Initial Notes shall be issued only in fully registered form without coupons and only in denominations of $250,000 or integral multiples of $1,000 in excess thereof, except that, if necessary to enable the issuance of Initial Notes delivered to a Noteholder upon registration of transfer of, or in exchange for, or in lieu of, its entire holding of Notes
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pursuant to Section 2.01(d), Section 2.04, Section 2.05(b), Section 2.06, Section 2.12, Section 2.14, Section 2.26, Section 4.08 or Section 12.05 hereof, one Initial Note may be issued in a denomination of less than $250,000. The Exchange Notes shall be issued only in fully registered form without coupons and only in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of original issuance of the Exchange Notes, equal to at least 1,000 euros), except that, if necessary to enable the issuance of Exchange Notes delivered to a Noteholder upon registration of transfer of, or in exchange for, or in lieu of, its entire holding of Notes pursuant to Section 2.04, Section 2.05(b), Section 2.12, Section 2.14, Section 2.26, Section 4.08 or Section 12.05 hereof, one Exchange Note may be issued in a denomination of less than $2,000. Each Note shall be dated the date of its authentication. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $276,400,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.01(d), Section 2.04, Section 2.05(b), Section 2.06, Section 2.12, Section 2.14, Section 2.26, Section 4.08 or Section 12.05 hereof.
     (c) Restricted Global Notes. The Initial Notes offered and sold in reliance on Rule 144A shall be issued, and will only be available in the form of one or more global Notes substantially in the form of Exhibit B hereto with such applicable legends as are provided for in Section 2.02 hereof (each, a “Restricted Global Note”) duly executed by the Company and duly authenticated by the Trustee as herein provided. The Restricted Global Notes shall be in definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Restricted Global Note, as provided in Section 2.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Restricted Global Note.
     (d) Regulation S Global Notes. The Initial Notes offered and sold outside the United States in reliance on Regulation S shall be issued, and will only be available, in the form of one or more temporary global Notes substantially in the form of Exhibit B hereto with such applicable legends as are provided for in Section 2.02 hereof (each, a “Temporary Regulation S Global Note”) duly executed by the Company and duly authenticated by the Trustee as herein provided. Following the Restricted Period (as defined below), beneficial interests in each Temporary Regulation S Global Note may be exchanged in accordance with Sections 2.04, 2.05, and 2.06 hereof for beneficial interests in one or more permanent global Notes, substantially in the form of Exhibit B hereto (each, a “Permanent Regulation S Global Note”). The Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes are sometimes collectively referred to herein as the “Regulation S Global Notes”. The Regulation S Global Notes shall be in
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definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. As used herein, the term “Restricted Period”, with respect to beneficial ownership in the Regulation S Global Notes offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later to occur of (i) the date of the first offering of the applicable Notes to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (ii) the Issuance Date. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall (i) reflect on its books and records: (A) the date of the exchange from the related Temporary Regulation S Global Note; (B) an increase in the principal amount of such Permanent Regulation S Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note being exchanged; and (C) a decrease, by the same amount, in the principal amount of such Temporary Regulation S Global Note; and (ii) cancel such Temporary Regulation S Global Note. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Regulation S Global Note, as provided in Section 2.06 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Regulation S Global Note. The Restricted Global Notes and the Regulation S Global Notes are sometimes collectively referred to herein as the “Global Initial Notes”.
     (e) Restricted Definitive Notes. The Initial Notes offered and sold to any Institutional Accredited Investor that is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 2.01(d) hereof) shall be issued substantially in the form of Exhibit B hereto in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 2.02 hereof (the “Restricted Definitive Notes”) duly executed by the Company and duly authenticated by the Trustee as herein provided.
     (f) Global Exchange Notes. The Exchange Notes shall be issued in the form of one or more global Notes substantially in the form of Exhibit B hereto (each, a “Global Exchange Note” and together with the Global Initial Notes, the “Global Notes”), except that (i) the Restricted Legend shall be omitted and (ii) the Exchange Notes shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit B hereto relating to the nature of the Exchange Notes as the Officer of the Company executing such Exchange Notes on behalf of the Company may determine, as evidenced by such Officer’s execution on behalf of the Company of such Exchange Notes. The Global Exchange Notes shall be in definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, and shall be duly authenticated by the Trustee as provided herein. The aggregate principal amount of any Global Exchange Note may from time to time be increased or decreased by adjustments
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made on the records of the Trustee, as custodian for DTC for such Global Exchange Note, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Note. Subject to clauses (i) and (ii) of the first sentence of this Section 2.01(f), the terms hereof applicable to the Global Initial Notes shall apply to the Global Exchange Notes, mutatis mutandis, unless the context otherwise requires. Except as provided in Section 2.05(b) hereof, following the Exchange Offer, beneficial interests in an Exchange Note may only be held in the form of a Global Exchange Note.
     (g) Definitive Notes Issued in Exchange for Global Notes. Any Note issued pursuant to Section 2.05(b) hereof in exchange for beneficial interests in a Restricted Global Note, a Regulation S Global Note or a Global Exchange Note (respectively, a “Definitive Initial Note”, a “Regulation S Definitive Note”, and a “Definitive Exchange Note”; and collectively, together with the Restricted Definitive Notes, the “Definitive Notes”) shall be issued substantially in the form of Exhibit B hereto in definitive, fully registered form without interest coupons (bearing the Restricted Legend, if applicable, pursuant to Section 2.05(e) or Section 2.05(f)) duly executed by the Company and duly authenticated by the Trustee as herein provided.
     (h) Manner of Production. The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officer executing such Notes, as evidenced by such Officer’s execution of such Notes.
     (i) Signing the Notes. The Notes shall be signed for the Company by the manual or facsimile signatures of an Officer. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     (j) “Institutional Accredited Investor” Encompasses any American Entity. For all purposes of this Indenture, the Notes (including the Restricted Legend) and the other Operative Documents, and notwithstanding anything to the contrary set forth herein or therein, where the context so requires, the term “Institutional Accredited Investor” shall be deemed to encompass any American Entity.
     Section 2.02. Restrictive Legends. All Initial Notes issued pursuant to this Indenture shall be “Restricted Notes” and shall bear a legend to the following effect (the “Restricted Legend”), except as provided in Section 2.06 hereof or unless the Company and the Trustee determine otherwise consistent with applicable law:
     “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE
Indenture and Security Agreement
AA 2009-2 Secured Notes

OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A “TRANSFER”) THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $250,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO IN CLAUSE (2) ABOVE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS
Indenture and Security Agreement
AA 2009-2 Secured Notes

BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES PURSUANT TO CLAUSE (2)(I)(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITIES UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
     Each Note shall bear the following ERISA legend:
     “BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A FOREIGN, GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO ACQUIRE THIS SECURITY OR ANY INTEREST HEREIN; OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY SIMILAR
Indenture and Security Agreement
AA 2009-2 Secured Notes

PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.”
     Each Global Note shall bear the following legend on the face thereof:
     “UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.04, 2.05 AND 2.06 OF THE INDENTURE REFERRED TO HEREIN.”
     Each Regulation S Global Note shall bear the following legend during the Restricted Period (the “Regulation S Restricted Period Legend”):
     “EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT IN
Indenture and Security Agreement
AA 2009-2 Secured Notes

COMPLIANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN.”
     Section 2.03. Authentication of Notes.
     (a) Authentication Order and Authentication Agent. Subject to the limits set forth herein, the Trustee shall authenticate and deliver Notes for original issue upon written order of the Company signed by an Officer. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated, and shall provide instructions with respect to the delivery thereof.
     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the applicable Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.
     (b) Certificate of Authentication. No Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee (or by an authenticating agent appointed by the Trustee in accordance with Section 2.03(a), as applicable) by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
     Section 2.04. Transfer and Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
     A Noteholder may transfer a Note, or request that a Note be exchanged for Notes (including, subject to the proviso to this sentence, Exchange Notes) in authorized denominations and in an aggregate principal amount equal to the principal amount of such Note surrendered for exchange of other authorized denominations, by surrender of such Note to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Indenture and of such Note, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Registrar; provided that exchanges of Initial Notes for Exchange Notes shall occur only after the Exchange Offer Registration Statement shall have been declared effective by the SEC (notice of which shall be provided to the Trustee by the Company) and otherwise only in accordance with the
Indenture and Security Agreement
AA 2009-2 Secured Notes

terms of the Exchange Offer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer of a Note by a Noteholder as provided herein, the Company, the Registrar, the Paying Agent, each other Agent (if any) and the Trustee shall deem and treat the Person in whose name the Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent, each other Agent (if any) or the Trustee shall be affected by any notice to the contrary. Furthermore, the Company understands that, under the rules and procedures followed by DTC, transfers of beneficial interests in any Global Note may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the applicable Note shall be required to be reflected in a book-entry. When Notes are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Note in a principal amount equal to the aggregate principal amount of such Notes surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.
     To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Notes at the Registrar’s request. No service charge shall be made to a Noteholder for any registration of transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any Tax or governmental charge that may be imposed in connection with any transfer or exchange of such Notes. All Notes surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee.
     Section 2.05. Book-Entry Provisions.
     (a) General. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note. Upon the issuance of any Global Note, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Note. Owners of a beneficial interest in any Global Note must exercise any rights in respect of such beneficial interest in accordance with the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.
Indenture and Security Agreement
AA 2009-2 Secured Notes

     (b) Transfers of an Entire Global Note. Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC. Beneficial interests in any Global Note may be transferred in accordance with the rules and procedures of DTC and the provisions of Sections 2.04 and 2.06 hereof. Beneficial interests in a Global Note shall be delivered to all beneficial owners thereof in the form of Definitive Notes corresponding to such Global Note, if: (i) DTC (A) notifies the Company that it is unwilling or unable to continue as depository with respect to such Global Note or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor depository; (ii) the Company, at its option, notifies the Trustee in writing that the Company is electing to issue Definitive Notes; or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC or from the holders of not less than a majority in beneficial interest of the principal amount of such Global Note to issue Definitive Notes.
     (c) Transfer of Beneficial Interests. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon such transfer, cease to be an interest in the original Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
     (d) Surrender of a Global Note and Execution of Definitive Notes. In connection with the transfer of an entire Global Note to the beneficial owners thereof pursuant to Section 2.05(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner in exchange for such owner’s beneficial interest in such Global Note an equal aggregate principal amount of Definitive Notes (in the form of Definitive Note corresponding to such Global Note) of authorized denominations, in each case as such owner and related aggregate principal amount have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Notes) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. The Company, the Registrar, the Paying Agent and the Trustee (i) shall not be liable for any delay in delivery of such instructions and (ii) may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Company and the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder.
     (e) Restricted Legend on Definitive Initial Notes. Any Definitive Initial Note delivered in exchange for an interest in a Restricted Global Note pursuant to Section 2.05(b) hereof shall, except as otherwise provided by Section 2.06(e) hereof, bear the Restricted Legend.
Indenture and Security Agreement
AA 2009-2 Secured Notes

     (f) Restricted Legend on Regulation S Definitive Notes. Any Regulation S Definitive Note delivered in exchange for an interest in a Regulation S Global Note pursuant to Section 2.05(b) hereof shall, except as otherwise provided by Section 2.06(e), bear the Restricted Legend.
     (g) DTC May Grant Proxies, Etc. So long as DTC is the registered holder of any Global Note, DTC may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the applicable Notes.
     (h) Inability to Locate a Qualified Successor Clearing Agency. Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.
     (i) Records and Rules. Neither the Company nor the Trustee nor any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Note held by DTC, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or any Agent Member of its respective obligations under the rules, regulations, and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.
     Section 2.06. Special Transfer Provisions. Unless and until (i) an Initial Note is sold under an effective Shelf Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following provisions shall apply to such Initial Note:
     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person:
     (i) the Registrar shall register the transfer of any Initial Note (whether or not bearing the Restricted Legend), only if (A) the requested transfer occurs after the expiration of the holding period applicable to sales of the Notes under Rule 144(d) under the Securities Act, or (B) (1) the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit C hereto, and (2) the aggregate principal amount of the Notes being transferred is at least $250,000, and, in the case of clause (A) or (B) of this Section 2.06(a)(i), the proposed transferor shall have furnished to the Trustee and, if requested, to the Company, such certifications, legal opinions or other information as the Trustee
Indenture and Security Agreement
AA 2009-2 Secured Notes

or the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Except as provided in the foregoing sentence, the Registrar shall not register the transfer of any Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person; and
     (ii) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Initial Note, upon receipt by the Registrar, the Trustee and the Company, as applicable, of (A) the documents, if any, required by Section 2.06(a)(i) and (B) instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Global Initial Note in an amount equal to the principal amount of the beneficial interest in such Global Initial Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more Restricted Definitive Notes of like tenor and amount.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding transfers to Non-U.S. Persons):
     (i) if the Note to be transferred consists of a Restricted Definitive Note or an interest in any Regulation S Global Note during the Restricted Period, the Registrar shall register the transfer if such transfer is being made in compliance with all other applicable requirements of this Indenture and by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise certified to the Company, the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise certified to the Company, the Trustee and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, and the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
     (ii) upon receipt by the Registrar of the documents required by clause (i) of this Section 2.06(b) and instructions given in accordance with DTC’s and the Registrar’s procedures therefor, (A) in the case of transfer of an interest in a
Indenture and Security Agreement
AA 2009-2 Secured Notes

Restricted Definitive Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Note in an amount equal to the principal amount of the interests in such Restricted Definitive Note being transferred, and the Trustee shall cancel such Restricted Definitive Note (and, if applicable, the Company shall prepare and execute and the Trustee shall authenticate and deliver to the transferor a new Restricted Definitive Note of the same tenor and form in an amount equal to the balance of the original Restricted Definitive Note not so transferred); or (B) in the case of a transfer of a beneficial interest in a Regulation S Global Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Note in an amount equal to the principal amount of the beneficial interest in such Regulation S Global Note being transferred, and the Trustee shall decrease, by the same amount, the amount of such Regulation S Global Note; and
     (iii) in the case of a transfer of beneficial interest in a Restricted Global Note, the Registrar shall reflect the transfer on its books and records in accordance with DTC’s and the Registrar’s procedures therefor, if and to the extent so required in accordance with such procedures.
     (c) Transfers of Interests in the Temporary Regulation S Global Notes. Until the expiration of the Restricted Period, a beneficial owner of an interest in a Temporary Regulation S Global Note shall not be permitted to exchange such interest for a Definitive Note or for a beneficial interest in a Permanent Regulation S Global Note.
     (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of an Initial Note to a Non-U.S. Person:
     (i) Prior to the expiration of the Restricted Period, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit D hereto from the proposed transferor.
     (ii) After the expiration of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Initial Note to be transferred is a Restricted Definitive Note or an interest in a Restricted Global Note, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.
     (iii) Upon receipt by the Registrar of (A) the documents, if any, required by clause (i) or (ii) of this Section 2.06(d) and (B) instructions in
Indenture and Security Agreement
AA 2009-2 Secured Notes

accordance with DTC’s and the Registrar’s procedures, (I) in the case of transfer of an interest in a Restricted Definitive Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Regulation S Global Note in an amount equal to the principal amount of the interests in such Restricted Definitive Note being transferred, and the Trustee shall cancel such Restricted Definitive Note (and, if applicable, the Company shall prepare and execute and the Trustee shall authenticate and deliver to the transferor a new Restricted Definitive Note of the same tenor and form in an amount equal to the balance of the original Restricted Definitive Note not so transferred); or (II) in the case of a transfer of a beneficial interest in a Restricted Global Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Restricted Global Note being transferred, and the Trustee shall decrease, by the same amount, the amount of such Restricted Global Note.
     (iv) In the case of a transfer of a beneficial interest in a Regulation S Global Note, the Registrar shall reflect the transfer on its books and records in accordance with DTC’s and the Registrar’s procedures therefor, if and to the extent so required in accordance with such procedures.
     (e) Restricted Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Legend, the Registrar shall deliver Notes that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Legend, the Registrar shall deliver only Notes that bear the Restricted Legend unless there is delivered to the Trustee and, if requested, to the Company, such certifications, legal opinions or other information as the Trustee or the Company may reasonably require to confirm that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (f) General. By acceptance of any Note bearing the Restricted Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in such Restricted Legend and otherwise in this Indenture and agrees that it will transfer such Note only as provided in such Restricted Legend and otherwise in this Indenture. Notwithstanding any other provision set forth in any Operative Document, the Registrar shall not register a transfer of any Note or beneficial interest therein unless such transfer complies with the restrictions on transfer, if any, of such Note set forth in such Restricted Legend and otherwise in this Indenture. In connection with any transfer of Notes or beneficial interest therein, each Noteholder agrees by its acceptance of the Notes to furnish the Company, the Registrar or the Trustee such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the
Indenture and Security Agreement
AA 2009-2 Secured Notes

registration requirements of the Securities Act and in accordance with the terms and provisions of this Article II; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.
     Until such time as no Notes remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Article II hereof with respect to Notes. The Company and the Trustee, if not the Registrar at such time, each shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     Section 2.07. Terms of Notes.
     (a) Maturity and Debt Rate. Each Note shall have the Maturity Date specified in Schedule I, and each Note shall bear interest at the Debt Rate calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding from the most recent Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the Issuance Date) until such principal amount is paid in full.
     (b) Amortization. The principal amount of each Note shall be payable in installments on the Payment Dates set forth in Schedule I to such Note, each such installment, if any, to be in an amount computed by multiplying the original principal amount of such Note by the corresponding percentage set forth in Schedule II hereto, which shall be attached as Schedule I to such Note, opposite the Payment Date on which such installment is due; provided that (i) the aggregate amounts of such installments for all Notes shall be reduced by the Allocable Portion of Scheduled Principal Payment for each Eligible Aircraft or Aircraft with respect to which there has been a redemption pursuant to Section 2.19 hereof set forth on Schedule III hereto opposite the applicable Allocation Dates which are Payment Dates on which such installments are due; and (ii) the amount of the principal installment payable on each Note for each Payment Date following any such redemption, determined in accordance with the applicable percentage set forth in Schedule II hereto, shall be reduced by an amount determined by multiplying the aggregate amount of the reduction of the installment payable on such Payment Date for all Notes, determined in accordance with clause (i) of this sentence, by a fraction the numerator of which shall be the outstanding principal amount of such Note and the denominator of which shall be the aggregate outstanding principal amount of all Notes. Within 15 days following any such redemption with respect to an Eligible Aircraft or Aircraft, the Trustee shall furnish to the Noteholders a statement listing the aggregate amounts of such installments for all Notes payable on Payment Dates subsequent to such redemption, giving effect to all applicable reductions described in the preceding sentence. Notwithstanding the foregoing, the final payment made under each Note shall be in an
Indenture and Security Agreement
AA 2009-2 Secured Notes

amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Note.
     (c) Interest on Overdue Amounts. Each Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise).
     (d) Business Day Payment Convention. Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.
     Section 2.08. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes eligible for transfer or exchange may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (“Register”). Such Register shall be in written form in the English language. At all reasonable times such Register shall be open for inspection by the Trustee and the Company. Without limiting any of the foregoing, the Registrar shall promptly furnish to the Company, upon request, such information and copies of such documents as are necessary for the Company to comply with the second sentence of Section 2.11. The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
     The Company may enter into an appropriate agency agreement with any Agent not appointed pursuant to the last sentence of this Section 2.08. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
     The Company initially appoints U.S. Bank as Registrar and Paying Agent, and U.S. Bank hereby accepts each such appointment.
     Section 2.09. Paying Agent to Hold Payments in Trust. Each Paying Agent shall hold all Payments made available to, or deposited with, such Paying Agent in such
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capacity in trust for the benefit of the Persons entitled thereto until such Payments shall be paid to such Persons or otherwise disposed of as herein provided. The Paying Agent shall notify the Trustee of any failure by the Company to make any payment of the principal of, interest on, or Make-Whole Amount, if any, with respect to the Notes when the same shall be due and payable. The Company at any time may require any Paying Agent to pay all Payments held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to any Paying Agent, require such Paying Agent to pay all Payments held by it to the Trustee and to account for any Payments distributed. Upon doing so, the Paying Agent shall have no further liability for the Payments.
     The Paying Agent shall exclude and withhold at the appropriate rate from each payment of principal of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Note (and any such exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Note, as applicable) any and all withholding Taxes applicable thereto as required by law. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future Taxes are required to be withheld with respect to any amounts payable hereunder or in respect of any Note, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Note, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary withholding Tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each affected Noteholder (with a copy to the Company) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such affected Noteholder may reasonably request from time to time. The Paying Agent agrees to file any other information reports as it may be required to file under United States law.
     The Company will cause each Paying Agent (other than the Trustee and the initial Paying Agent appointed pursuant to the last sentence of Section 2.08) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.09, that such Paying Agent will:
     (a) hold all Payments made available to, or deposited with, such Paying Agent in such capacity in trust for the benefit of the Persons entitled thereto until such Payments shall be paid to such Persons or otherwise disposed of as herein provided;
     (b) promptly give the Trustee notice of any failure by the Company to make any payment of the principal of, interest on, or Make-Whole Amount, if any, with respect to, the Notes when the same shall be due and payable; and
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     (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all Payments so held in trust by such Paying Agent and account for any Payments distributed.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all Payments held in trust by such Paying Agent, such Payments to be held by the Trustee upon the same trusts as those upon which such Payments were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Payments held by it as Paying Agent.
     Any Payments made available to, or deposited with, the Trustee or any Paying Agent and held in trust for the payment of principal of, interest on, Make-Whole Amount (if any) with respect to, or redemption price in respect of, any Note and unclaimed for two years after such principal, interest, Make-Whole Amount (if any), or such redemption price, as applicable, has become due and payable shall be paid to the Company on its request, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Noteholder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments shall thereupon cease.
     Section 2.10. Record Dates. Subject to Section 4.08, the Person in whose name any Note is registered at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest and installment of principal, determined in accordance with Section 2.07 hereof, payable on such Payment Date to the extent provided by such Note, except if and to the extent the Company shall default in the payment of any interest or installment of principal due on such Payment Date and such defaulted interest or installment of principal is not received by the Trustee on or within five days after the Payment Date relating thereto, in which case any defaulted interest or installment of principal to be paid to the Noteholders pursuant to Section 2.07 hereof shall be paid to the Person in whose name the Outstanding Note is registered at the close of business on the subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest or installment of principal) established by notice given by mail by or on behalf of the Company to the Trustee not less than fifteen days preceding such subsequent record date (a “Special Record Date”) pursuant to the immediately following sentence. At least fifteen days before the Special Record Date, the Company shall deliver a written notice to the Trustee and the Paying Agent stating the Special Record Date and the amount of defaulted interest or installment of principal, as applicable, to be paid on such Special Record Date. The Trustee shall promptly (but in no event later than 10 days prior to such Special Record Date) deliver a copy of such notice to each Noteholder.
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     Section 2.11. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company will cause the Registrar to furnish to the Trustee on or before each Record Date or other record date established hereunder and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.
     Section 2.12. Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated or defaced or be destroyed, lost or stolen, subject to compliance with the following sentence, the Company shall execute, and the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Upon the issuance of any substitute Note pursuant to the preceding paragraph, the Company may require the payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender of such Note except in the case of a mutilated or defaced Note), as applicable, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Every substitute Note issued pursuant to the provisions of this Section 2.12 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. Every substitute Note issued pursuant to the provisions of this Section 2.12 by virtue of the fact that any Note is mutilated or defaced shall constitute an additional contractual
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obligation of the Company and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     Section 2.13. Treasury Notes. The Company and any American Entity may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Note. In determining whether the Noteholders of the required principal amount of Notes have given or concurred in any amendment, request, demand, authorization, direction, notice, consent, modification or waiver under this Indenture or any other Operative Document, Notes owned by any American Entity shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, request, demand, authorization, direction, notice, consent, modification, or waiver, only Notes which the Trustee knows are so owned shall be so disregarded; provided that if 100% of the principal amount of the Notes are owned by American Entities, Notes so owned shall not be so disregarded and deemed to be not Outstanding. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that neither the Company nor any Affiliate of the Company is an Affiliate of the pledgee and that the pledgee has the present right (subject to no contrary obligation or understanding) so to act with respect to the Notes as a Noteholder independently of any direction by or interest of the Company or any of its Affiliates. In case of a dispute as to such right, the Trustee in good faith shall be entitled to rely upon the advice of counsel, including counsel for the Company. Upon request of the Trustee, the Company shall promptly furnish to the Trustee a certificate of an Officer listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of the Company or any Affiliate of the Company; and subject to Sections 5.01 and 5.02 herein, the Trustee shall be entitled to accept such certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.
     Section 2.14. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare, and, upon written order of the Company, the Trustee shall authenticate, temporary Notes, in any authorized denominations. Temporary Notes shall be substantially of the tenor of the definitive Notes in lieu of which they are issued but may have variations that the Company considers appropriate for temporary Notes.
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Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
     Section 2.15. Cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or which have been delivered to the Trustee for cancellation. The Trustee shall destroy all canceled Notes and, if requested, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Notes.
     Section 2.16. [Reserved].
     Section 2.17. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to the Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such “CUSIP” numbers.
     Section 2.18. [Reserved].
     Section 2.19. Mandatory Redemption of Notes.
     (a) Redemption upon Event of Loss with Respect to Eligible Aircraft. If on or prior to the Cut-Off Date an Event of Loss occurs with respect to an Eligible Aircraft that has not been subjected to the Lien of the Aircraft Security Agreement (or an event occurs that would constitute an Event of Loss with respect to such Eligible Aircraft but for the requirement that notices be given or time elapse or both) and, consequently, no Aircraft Closing shall have occurred with respect to such Eligible Aircraft prior to the Cut-Off Date, the Company shall redeem the Notes in part on January 5, 2010 (the “Cut-Off Redemption Date”) at a redemption price equal to the sum of (i) the Allocable Portion with respect to such Eligible Aircraft as of the Cut-Off Redemption Date, together with all accrued and unpaid interest with respect to such Allocable Portion to (but excluding) the Cut-Off Redemption Date, but without any Make-Whole Amount plus (ii) all amounts described in clause “first” of Section 3.02 (in the case of any amounts payable to the Security Agent pursuant to such clause “first”, to the extent the Security Agent has not reimbursed itself for such amounts in accordance with Section 7.05(c) or Section
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7.06(d) of the Aircraft Security Agreement). The redemption price payable for each Note shall be an amount determined by multiplying the amount determined pursuant to clause (i) of the immediately preceding sentence for the aggregate principal amount of Notes to be redeemed, determined in accordance with the immediately preceding sentence, by a fraction the numerator of which shall be the outstanding principal amount of such Note and the denominator of which shall be the aggregate outstanding principal amount of all Notes. Promptly following the Company’s payment of the redemption price, the Trustee shall pay over and distribute to the Company the Pre-funded Cash Collateral Amount with respect to such Eligible Aircraft in accordance with Section 1.03(e).
     (b) Other Redemptions with Respect to Eligible Aircraft. If no Aircraft Closing shall have occurred with respect to an Eligible Aircraft on or prior to the Cut-Off Date for a reason other than circumstances provided in Section 2.19(a), the Company shall redeem the Notes in part on the Cut-Off Redemption Date at a redemption price equal to the sum of (i) the Allocable Portion with respect to such Eligible Aircraft as of the Cut-Off Redemption Date, together with all accrued and unpaid interest with respect to such Allocable Portion to (but excluding) the Cut-Off Redemption Date, plus Make-Whole Amount with respect to such Allocable Portion plus (ii) all amounts described in clause “first” of Section 3.02 (in the case of any amounts payable to the Security Agent pursuant to such clause “first”, to the extent the Security Agent has not reimbursed itself for such amounts in accordance with Section 7.05(c) or Section 7.06(d) of the Aircraft Security Agreement). The redemption price payable for each Note shall be an amount determined by multiplying the amount determined pursuant to clause (i) of the immediately preceding sentence for the aggregate principal amount of Notes to be redeemed, determined in accordance with the immediately preceding sentence, by a fraction the numerator of which shall be the outstanding principal amount of such Note and the denominator of which shall be the aggregate outstanding principal amount of all Notes. Promptly following the Company’s payment of the redemption price, the Trustee shall pay over and distribute to the Company the Pre-funded Cash Collateral Amount with respect to such Eligible Aircraft in accordance with Section 1.03(e).
     (c) Redemption upon Event of Loss with Respect to Airframe. The Company shall redeem the Notes in part in connection with an Event of Loss in respect of any Airframe (or any Airframe and Engines installed thereon) (unless the Company shall have performed the option to substitute a Replacement Airframe for such Airframe set forth in Section 7.05(a)(i) of the Aircraft Security Agreement with respect thereto) on or before the Loss Payment Date with respect to such Airframe that suffered such Event of Loss at a redemption price equal to the sum of (i) the Allocable Portion with respect to the Aircraft relating to such Airframe that suffered such Event of Loss as of the date of such redemption, together with all accrued and unpaid interest with respect to such Allocable Portion to (but excluding) the date of redemption, but without any Make-Whole Amount, and all other Secured Obligations relating to such Aircraft owed or then
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due and payable to the Noteholders plus (ii) all amounts described in clause “first” of Section 3.02 (in the case of any amounts payable to the Security Agent pursuant to such clause “first”, to the extent the Security Agent has not reimbursed itself for such amounts in accordance with Section 7.05(c) or Section 7.06(d) of the Aircraft Security Agreement). The redemption price payable for each Note shall be an amount determined by multiplying the amount determined pursuant to clause (i) of the immediately preceding sentence for the aggregate principal amount of Notes to be redeemed, determined in accordance with the immediately preceding sentence, by a fraction the numerator of which shall be the outstanding principal amount of such Note and the denominator of which shall be the aggregate outstanding principal amount of all Notes. If any portion of such redemption price is received by the Trustee on or before the applicable redemption date (including, without limitation, pursuant to Section 7.05(c) or Section 7.06(d) of the Aircraft Security Agreement), on such redemption date, the Trustee shall deposit such funds with the Paying Agent pursuant to Section 2.25.
     Section 2.20. Voluntary Redemption of Notes. All, but not less than all, of the Notes may be redeemed by the Company at any time upon prior notice to the Trustee in accordance with Section 2.21 hereof, and such Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders, plus Make-Whole Amount, if any. Promptly following the Company’s payment of the redemption price, the Trustee shall pay over and distribute to the Company any Pre-funded Cash Collateral Amount (not previously paid over and distributed to the Company), all investment earnings, interest and other amounts and property credited to the Pre-funded Collateral Account in accordance with Section 1.03(e).
     Section 2.21. Redemption Notice to Trustee. If the Company is required to or elects to redeem Notes as provided in Section 2.19 or Section 2.20 hereof, it shall notify the Trustee of the redemption date, the principal amount of Notes called for redemption and all other information needed for the notice of redemption to be given by the Trustee pursuant to Section 2.23 hereof.
     The Company shall give the notice provided for in this Section 2.21 at least ten days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date the Trustee must give notice pursuant to Section 2.23 hereof.
     Section 2.22. Redemptions in Part. If the Notes are to be redeemed in part, the Notes shall be redeemed on a pro rata basis. Provisions of Sections 2.21, 2.23, 2.24 and 2.25 that apply to Notes called for redemption also apply to portions of Notes called for redemption, and references to such Notes called for redemption shall also be read as references to such portions of such Notes called for redemption.
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     Section 2.23. Notice of Redemption to Each Noteholder. At least 15 days but not more than 60 days before a redemption date, the Trustee shall mail a notice of redemption to each Noteholder.
     The notice shall identify the Notes and the principal amount thereof called for redemption and shall state:
     (i) the redemption date;
     (ii) the redemption price determined in accordance with Section 2.19(a), (b) or (c) or Section 2.20 hereof, as applicable;
     (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note called for redemption and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount determined in accordance with clause (ii) of the proviso in Section 2.07(b) will be issued;
     (iv) the name and address of the Paying Agent;
     (v) that Notes, whether being redeemed in whole or in part, must be surrendered to the Paying Agent to collect the redemption price;
     (vi) that, on and after the redemption date, interest ceases to accrue on the principal amount called for redemption and the only remaining right of the Noteholders of Notes called for redemption in respect of such principal amount is to receive payment of the redemption price determined in accordance with Section 2.19(a), (b) or (c) or Section 2.20 hereof, as applicable;
     (vii) in the case of any redemption in part, that the principal installments payable on Notes called for redemption shall be payable in reduced amounts as set forth in the proviso to Section 2.07(b); and
     (viii) any other information the Company wishes to present.
     At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.
     Section 2.24. Effect of Notice of Redemption. Once a notice of redemption is given, Notes called for redemption become due and payable on the redemption date at the redemption price and, on and after such redemption date (unless the Company shall fail to make the redemption price available to the Trustee or the Paying Agent), with respect to each Note, the principal amount called for redemption shall cease to bear interest and, in the case of any redemption in part, the principal installments shall be payable in reduced amounts as set forth in the proviso to Section 2.07(b). Notes, whether being
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redeemed in whole or in part, must be surrendered to the Paying Agent to collect the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price.
     Section 2.25. Deposit of Redemption Price. On or before 12:30 p.m. (New York City time) on the redemption date, the Company or, if the Trustee has previously received funds in respect of such redemption (including, without limitation, pursuant to Section 7.05(c) or Section 7.06(d) of the Aircraft Security Agreement), the Trustee shall deposit with the Paying Agent money in funds immediately available on the redemption date sufficient to pay the redemption price, including the principal amount of, accrued and unpaid interest on, and Make-Whole Amount, if any, with respect to, all Notes called for redemption on that date.
     If any Note called for redemption shall not be so paid on the applicable redemption date, any redemption price due but not paid on such redemption date shall, until paid, continue to bear interest from the applicable redemption date at the Past Due Rate in effect for such Note as of such redemption date.
     Section 2.26. Surrender of Notes Redeemed in Part. Upon surrender to the Paying Agent of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Noteholder a new Note with the principal amount determined in accordance with clause (ii) of the proviso in Section 2.07(b).
     Section 2.27. Termination of Interest in Collateral. Without limiting Section 13.02, no Noteholder or Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, Make-Whole Amount, if any, and interest (including, to the extent permitted by law, post-petition interest and interest on any overdue amounts) on and all other amounts due under all Notes held by such Noteholder and all other sums then due and payable by the Company to such Noteholder or Indemnitee, as the case may be, hereunder and under the Aircraft Security Agreement (collectively, the “Secured Obligations”) have been paid in full.
ARTICLE III
RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
FROM THE COLLATERAL
     Section 3.01. Basic Distributions. Except as otherwise provided in Section 3.02, Section 3.03 and Section 3.04, each periodic payment by the Company of regularly scheduled installments of principal or interest on the Notes received by the Trustee shall be promptly distributed in the following order of priority:
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     first, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Notes shall be distributed to the Noteholders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Note bears to the aggregate amount of the payments then due under all Notes;
     second, the balance, if any, of such installment remaining thereafter shall be distributed to the Company.
     Section 3.02. Event of Loss; Mandatory Redemption; Voluntary Redemption. Except as otherwise provided in Section 3.03 and Section 3.04 and subject to the following proviso, any payments (including insurance and requisition proceeds distributed to the Trustee by the Security Agent in accordance with Section 7.05(c) of the Aircraft Security Agreement or Section 7.06(d) of the Aircraft Security Agreement) or received by the Trustee from the Company pursuant to Section 2.19 or Section 2.20, as applicable, shall be applied by the Paying Agent on the applicable redemption date to the redemption of Notes or portions thereof pursuant to Section 2.19 or Section 2.20, as applicable, and to payment of all other Secured Obligations then due by applying such payments in the following order of priority:
     first, so much of such payments as shall be required (i) to reimburse the Trustee and the Security Agent for any reasonable costs or expenses actually incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Company, under the Operative Documents; and then (ii) to pay all other Secured Obligations then due to the Trustee, the Security Agent and the other Indemnitees under this Indenture, the Notes or any other Operative Document (other than amounts specified in clause “second” below);
     second, after giving effect to clause “first” above, so much of such payments remaining as shall be required to pay in full (A), in the case of a redemption of Notes with respect to any Aircraft or Eligible Aircraft pursuant to Section 2.19(a), (b) or (c) hereof, the aggregate unpaid principal amount of the Allocable Portion with respect to such Aircraft or Eligible Aircraft, and accrued and unpaid interest thereon and Make-Whole Amount, if any, thereon, and all other Secured Obligations, if any, relating to such Aircraft or Eligible Aircraft, in each case as specified in the applicable clause of Section 2.19, or (B), in the case a redemption of Notes with pursuant to Section 2.20 hereof, the aggregate unpaid principal amount of all Notes, and the accrued but unpaid interest thereon, and Make-Whole Amount, if any, thereon and all other Secured Obligations in respect
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of the Notes to the date of distribution, in each case as specified in Section 2.20, shall be distributed to the Noteholders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and
     third, the balance, if any, of such payments shall be distributed to the Company;
provided that in the case of any redemption of the Notes or portion thereof pursuant to Section 2.19(a) or Section 2.19(c), no Make-Whole Amount shall be payable on the Notes or any portion thereof.
     Section 3.03. Payments After Event of Default. Except as otherwise provided in Section 3.04, all payments received (including any distributions from the Security Agent) and amounts held or realized by the Trustee (including any amounts realized by the Trustee from the exercise of any remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Notes shall have become due and payable pursuant to Section 4.02(a), as well as all payments or amounts then held by the Trustee as part of the Collateral, shall be promptly distributed by the Trustee in the following order of priority:
     first, so much of such payments or amounts as shall be required to (i) reimburse the Trustee, the Security Agent or U.S. Bank, to the extent the Trustee, the Security Agent or U.S. Bank is entitled to be reimbursed or indemnified under the Operative Documents, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral pursuant to Section 4.02(a) hereof or Section 4.02(a) of the Aircraft Security Agreement, as applicable) actually incurred by the Trustee, the Security Agent or U.S. Bank (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs and any other expenditures actually incurred or expenditures or advances made by the Trustee, the Security Agent or U.S. Bank in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Trustee, the Security Agent or U.S. Bank, liquidated or otherwise, upon such Event of Default shall be applied by the Trustee as between itself, the Security Agent and U.S. Bank in reimbursement of such expenses and any other expenses for which the Trustee, the Security Agent and U.S. Bank are entitled to
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reimbursement under any Operative Document; and (ii) pay all Secured Obligations then due to the other Indemnitees under this Indenture, the Aircraft Security Agreement or the Notes (other than amounts specified in clauses “second” and “third” below); and in case the aggregate amount so to be distributed shall be insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;
     second, after giving effect to clause “first” above, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.01(d) hereof or Section 5.01(d) of the Aircraft Security Agreement (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.01(d) hereof or Section 5.01(d) of the Aircraft Security Agreement;
     third, after giving effect to clause “second” above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Notes to the date of distribution, shall be distributed to the Noteholders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution; and
     fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.
     No Make-Whole Amount shall be payable on the Notes as a consequence of or in connection with an Event of Default or the acceleration of the Notes.
     Section 3.04. Certain Payments.
     (a) Payments Governed by Other Provisions. Any payments received by the Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III or in the Aircraft Security Agreement shall be applied as provided
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in those provisions. Without limiting the foregoing, any payments received by the Trustee which are payable to the Company pursuant to any of the provisions of this Indenture other than those set forth in this Article III or in the Aircraft Security Agreement (including Section 5.06 hereof or Section 5.06 of the Aircraft Security Agreement) shall be so paid to the Company. Any payments received by the Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document.
     (b) Indemnity Payments. Notwithstanding anything to the contrary contained in this Article III, the Trustee will distribute promptly upon receipt any indemnity payment received by it from the Company pursuant to Section 8.01 hereof payable to (i) U.S. Bank and the Trustee, (ii) the Security Agent, (iii) any separate or additional security agent appointed pursuant to Section 8.02 of the Aircraft Security Agreement, and (iv) any Agent, in each case, directly to the Person entitled thereto.
     (c) Amounts Payable to the Company. Any payments received by the Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Operative Document shall be distributed by the Trustee to the Company. Further, and except as otherwise provided in Section 3.02 and Section 3.03, all payments received from the Security Agent, all other payments and amounts realized by the Trustee with respect to any Aircraft, Airframe or Engine (including, following the discharge or termination of the Lien of the Aircraft Security Agreement with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations, as well as any amounts remaining as part of the Collateral after the occurrence of such payment in full, shall be distributed by the Trustee to the Company.
     Section 3.05. Payments to the Company. Any amounts distributed hereunder by the Trustee to the Company shall be paid promptly to the Company by wire transfer of funds of the type received by the Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Company to the Trustee from time to time.
     Section 3.06. Payments from the Security Agent. Any amounts distributed by the Security Agent to the Trustee pursuant to the terms of the Aircraft Security Agreement (including Section 4.02, Section 5.06, Section 7.05 and Section 7.06 thereof), shall be promptly credited by the Trustee to the Cash Securities Account and held pursuant to Section 3.07 until such time as the Trustee is required to pay such funds, or deposit such funds with the Paying Agent to be paid on the same day, in each case, in accordance with the terms of this Indenture or any other Operative Document.
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     Section 3.07. Cash Securities Account. U.S. Bank agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture with respect to the Cash Securities Account (as defined below) (in such capacity, the “Cash Securities Intermediary”). Except in its capacity as Trustee, U.S. Bank waives any claim or lien against the Cash Securities Account it may have, by operation of law or otherwise, for any amount owed to it by the Company. The Cash Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Indenture, (i) all amounts to be held by the Trustee pursuant to this Indenture (including amounts received from the Security Agent pursuant to Section 3.06), except any amounts required to be credited to the Pre-funded Collateral Account pursuant to Section 1.03, will be credited to an Eligible Account (the “Cash Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Cash Securities Account will be credited to the Cash Securities Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Cash Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Cash Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Cash Securities Account shall be payable to or to the order of, or registered in the name of, the Cash Securities Intermediary or shall be indorsed to the Cash Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Cash Securities Account be registered in the name of the Company, payable to or to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed by the Company to the Cash Securities Intermediary or in blank. The Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Cash Securities Account in trust for the benefit and security of the Noteholders and the Indemnitees as part of the Pre-funded Collateral as set forth in this Indenture. The Company acknowledges that, by reason of the Trustee being the “entitlement holder” in respect of the Cash Securities Account as provided above, the Trustee shall have the sole right and discretion, subject only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Cash Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Company. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Cash Securities Account or any
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financial asset carried therein, U.S. Bank will promptly notify the Trustee and the Company thereof.
     By its acceptance of the Notes, each Noteholder shall be deemed to have agreed to the actions to be taken by the Trustee pursuant to this Section 3.07 and no further notice to, consent of, or other action by, any Noteholder shall be required.
ARTICLE IV
EVENTS OF DEFAULT; REMEDIES OF TRUSTEE
     Section 4.01. Events of Default. Each of the following events shall constitute an “Event of Default” whether such event shall be voluntary or involuntary or shall come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied or explicitly waived:
     (a) the Company shall fail to make any payment within 15 days after the same shall have become due of principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Note;
     (b) the Company shall fail to make payment when the same shall become due of any amount (other than amounts referred to in Section 4.01(a)) due hereunder or under any Note, and such failure shall continue unremedied for 30 days after the receipt by the Company of written notice thereof from the Trustee or from a Threshold Percentage of Noteholders;
     (c) [reserved];
     (d) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder (other than the obligations in Section 1.03(b) hereof) or under any Note, and such failure shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Trustee or a Threshold Percentage of Noteholders; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such failure;
     (e) any representation or warranty made by the Company in this Indenture or in any Note shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material to the transactions contemplated
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hereby and shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Trustee or a Threshold Percentage of Noteholders; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such incorrectness;
     (f) the Company shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors;
     (g) the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against the Company as a debtor in any such case, or the Company shall seek relief as a debtor, by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws;
     (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or sequestering any substantial part of its property, or granting any other relief in respect of the Company as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;
     (i) a petition against the Company as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or
     (j) after the Aircraft Security Agreement is entered into pursuant to Section 1.03(c), an Aircraft Security Event of Default shall have occurred and be continuing.
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     Section 4.02. Remedies.
     (a) General. If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, the Trustee shall, do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect:
     (i) declare by written notice to the Company all the Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived; provided that if an Event of Default referred to in Section 4.01(f), Section 4.01(g), Section 4.01(h) or Section 4.01(i) shall have occurred and be continuing, then and in every such case the unpaid principal amount of the Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived; and, following such declaration or deemed declaration:
     (ii) if the Aircraft Security Agreement shall have been entered into pursuant to Section 1.03(c), instruct the Security Agent to take any action pursuant to Section 4.02 of the Aircraft Security Agreement in accordance with the terms thereof and of applicable law; or
     (iii) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) with respect to the Pre-funded Collateral.
     (b) Control of Remedies. A Majority in Interest of Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Security Agent (subject, in the case of any actions of the Security Agent, to any limitations otherwise expressly provided for in the other Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction hereunder or authorization under Section 4.05 hereof if the Trustee has been advised by counsel that such action requested conflicts with law or this Indenture, that the Trustee determines may subject the Trustee to personal liability or that the Trustee determines may be unduly prejudicial to the rights
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of another Noteholder. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization. A Majority in Interest of Noteholders shall not direct the Trustee to sell or otherwise dispose of any Collateral, or to instruct the Security Agent to do the same, unless all unpaid principal of, and accrued but unpaid interest on, the Outstanding Notes and other amounts otherwise payable under this Indenture, if any, shall be declared or otherwise become due and payable immediately.
     (c) Power of Attorney, Etc. To the extent permitted by applicable law, the Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Trustee the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may reasonably be designated in any such request.
     (d) Rescission and Annulment of Acceleration. At any time after the Trustee has declared the unpaid principal amount of all Notes then outstanding to be due and payable, or all Notes shall have become due and payable as provided in the proviso to Section 4.02(a)(i), and, in either case, prior to the sale of any part of the Collateral pursuant to this Article IV or pursuant to Article IV of the Aircraft Security Agreement, a Majority in Interest of Noteholders, by written notice to the Company and the Trustee, may rescind and annul such declaration, whether made by the Trustee on its own accord or as directed or deemed declaration, and its consequences if: (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of principal amount of, and interest on, the Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Notes that have become due solely because of such acceleration, have been either cured or waived; provided that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.
     (e) Appraisals. Upon the occurrence and continuation of an Event of Default, the Trustee shall obtain three desktop appraisals from the Appraisers selected by a Majority in Interest of Noteholders setting forth the current market value, current lease
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rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading or any successor organization) of the Aircraft (each such appraisal, an “Appraisal”). For so long as any Event of Default shall have occurred and be continuing, the Trustee will obtain updated Appraisals on the date that is 364 days from the date of the most recent Appraisal (or if an Event of Default set forth in Section 4.01(f), (g), (h) or (i) of this Indenture shall have occurred and be continuing, on the date that is 180 days from the date of the most recent Appraisal) and shall post such Appraisals on DTC’s Internet bulletin board or make such other commercially reasonable efforts as a Majority in Interest of Noteholders may deem appropriate to make such Appraisals available to all Noteholders.
     Section 4.03. Remedies Cumulative; Trustee Not Required to Possess or Produce Notes. To the extent permitted under applicable law, each and every right, power and remedy specifically given to the Trustee herein shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.
     The Trustee may maintain any proceeding even if the Trustee does not possess any of the Notes or does not produce them in the proceeding.
     Section 4.04. Discontinuance of Proceedings. In case the Trustee shall have instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Pre-funded Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).
     Section 4.05. Waiver of Past Defaults. A Majority in Interest of Noteholders by notice to the Trustee may authorize the Trustee to waive, and to instruct the Security Agent to waive, if applicable, any past Default hereunder or under any other Operative Document and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default (including, if applicable, any Event of Default that is an
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Aircraft Security Event of Default) arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the other Operative Documents, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided that in the absence of written authorizations from each of the affected Noteholders, the Trustee shall not waive, or instruct the Security Agent to waive, any Default or Event of Default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof or of another Operative Document which, under Article XII, cannot be modified or amended without the consent of each such affected Noteholder.
     Section 4.06. Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture or any of the other Operative Documents for the appointment of a receiver or for the enforcement of any other remedy under this Indenture or any of the other Operative Documents, unless:
     (1) such Noteholder previously shall have given written notice to the Trustee of a continuing Event of Default;
     (2) a Threshold Percentage of Noteholders shall have requested the Trustee in writing to institute such action, suit or proceeding, or to instruct the Security Agent to institute such action, suit or proceeding, and shall have offered to the Trustee or the Security Agent, as the case may be, indemnity as provided in Section 5.01(d) hereof or Section 5.01(d) of the Aircraft Security Agreement, as applicable;
     (3) the Trustee or the Security Agent, as the case may be, shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and
     (4) no Direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by a Majority in Interest of Noteholders.
     It is understood and intended that no one or more of the Noteholders shall have any right in any manner whatsoever hereunder or under the Notes or the Aircraft Security Agreement or any other Operative Document to (i) surrender, impair, waive, affect, disturb or prejudice any Collateral, or the Lien of this Indenture on any Pre-funded Collateral or the Lien of the Aircraft Security Agreement on any Aircraft Collateral, or the rights of any other Noteholder, (ii) obtain or seek to obtain priority over or preference with respect to any such other Noteholder or (iii) enforce any right under this Indenture or any other Operative Document, except in the manner provided in this Indenture or
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such other Operative Document and for the equal, ratable and common benefit of all the Noteholders subject to the provisions of this Indenture and the other Operative Documents.
     Section 4.07. Appointment of a Receiver. To the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, and the Notes either shall have been accelerated pursuant to Section 4.02 or have become due at maturity, the Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Trustee or any successor or nominee thereof) for all or any part of the Pre-funded Collateral, whether such receivership be incidental to a proposed sale of the Pre-funded Collateral or the taking of possession thereof or otherwise, and, to the extent permitted by applicable law, the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Pre-funded Collateral shall be entitled to exercise all the rights and powers of the Trustee with respect to the Pre-funded Collateral.
     Section 4.08. Application of Proceeds. Any monies collected by the Trustee pursuant to this Article IV or by the Security Agent under Article IV of the Aircraft Security Agreement shall be distributed in the order provided in Section 3.03 hereof at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid.
     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 4.08, and the Trustee shall give the Company and the Noteholders written notice thereof no less than 15 days prior to any such record date.
     Section 4.09. Rights of Noteholders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal of, Make-Whole Amount, if any, and interest, if any, on the Notes held by such Noteholder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.
     Without limiting Section 4.06, it is hereby expressly understood, intended and agreed that any and all actions which a Noteholder may take to collect, or enforce the payment of, principal of, Make-Whole Amount, if any, and interest, if any, on the Notes held by such Noteholder due to such Noteholder, except to the extent that such action is determined to be on behalf of all Noteholders of all the Outstanding Notes, shall be in addition to and shall not in any way change, adversely affect or impair the rights and remedies of the Trustee, the Security Agent or any other Noteholder under this Indenture,
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the Aircraft Security Agreement or the other Operative Documents, including the right to foreclose upon and sell the Collateral or any part thereof and to apply any proceeds realized in accordance with the provisions of this Indenture (provided that, notwithstanding the foregoing, in no event shall the Company be required to make duplicative payments, either directly or from the proceeds of the Collateral).
     Section 4.10. Collection Suit by the Trustee. If an Event of Default arising from a failure to make a payment of principal amount of, interest on, or Make-Whole Amount (if any) with respect to, the Notes occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal amount of, interest on, or Make-Whole Amount (if any) with respect to, the Notes remaining unpaid, together with any interest payable in respect of any of such unpaid amounts pursuant to Section 2.07(c), and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection due to the Trustee pursuant to Section 8.02(c), including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     Section 4.11. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, due to the Trustee pursuant to Section 8.02(c)) and the claims of the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceedings referred to in the immediately preceding sentence is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee pursuant to Section 8.02(c). Unless prohibited by law or applicable regulations, the Trustee is authorized to vote on behalf of the Noteholders for the election of a trustee in bankruptcy or other Person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, for the election of a trustee in bankruptcy or person performing similar functions.
     Section 4.12. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder of any Note by such Noteholder’s acceptance thereof shall be deemed to have
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agreed, that any court in its discretion may require in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. To the extent permitted by applicable law, this Section 4.12 does not apply to a suit by the Trustee or a suit by a Noteholder pursuant to Section 4.09 hereof.
ARTICLE V
TRUSTEE
     Section 5.01. Duties of Trustee.
     (a) Exercise of Rights and Powers During an Event of Default. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Performance in the Absence of an Event of Default. Except during the continuance of an Event of Default:
     (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and the other Operative Documents and no others.
     (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) Liability, Etc. The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section 5.01 or of Section 5.02 hereof.
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     (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
     (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.02(b) hereof.
     (d) Indemnification; Advice of Counsel; Etc. The Trustee shall not be required to take any action or refrain from taking any action under this Article V (other than Section 5.05) or Article IV unless the Trustee shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be actually incurred by it in connection therewith. The Trustee shall not be required to take any action under this Article V (other than Section 5.05) or Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on the Trustee to take any action, if the Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.
     (e) Other Provisions. Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 5.01.
     (f) Funds Held in Trust. Funds held in trust for the benefit of the Noteholders of the Notes by the Trustee or any Paying Agent on deposit with itself or elsewhere, and Investment Securities or Eligible Investments held in trust for the benefit of the Noteholders of the Notes by the Trustee, shall be held in distinct, identifiable accounts, and other funds or investments of any nature or from any source whatsoever may not be held in such accounts. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.
     Section 5.02. Rights of Trustee.
     (a) Reliance on Documents. The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Without limiting Section 5.01(c)(ii), the Trustee need not investigate any fact or matter stated in the document.
     (b) Officer’s Certificate or Opinion of Counsel. Before the Trustee acts or refrains from acting (unless other evidence is provided for herein), it may require an Officer’s Certificate or an Opinion of Counsel (which shall conform to Section 11.04 hereof if this Indenture is qualified under the TIA at the time such Officer’s Certificate or Opinion of Counsel, as the case may be, is to be delivered). The Trustee shall not be
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liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
     (c) Acting Through Agents. The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.
     Section 5.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 5.11 and 5.12 hereof.
     Section 5.04. Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in this Indenture other than its certificate of authentication and as expressly set forth in Article IX of this Indenture.
     Section 5.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee or the Security Agent, the Trustee shall mail to the Company, the Security Agent and each Noteholder a notice of the Default within 90 days after the occurrence thereof except as otherwise permitted by the TIA. Except in the case of a Payment Default, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Noteholders.
     Section 5.06. Investment of Amounts Held by the Trustee.
     (a) General. Any monies (including for the purpose of this Section 5.06 (x) any amounts held by the Trustee pursuant to Section 1.03 or Section 3.07 or pursuant to any other provision hereof or of any other Operative Document providing for amounts to be held by the Trustee (which amounts are not to be distributed or paid over by the Trustee when received, pursuant to the provisions of Article III hereof or pursuant to Section 7.05(c) or Section 7.06(d) of the Aircraft Security Agreement or pursuant to any other provision of the Aircraft Security Agreement or of any other Operative Document providing for distribution or paying over of any amounts by the Trustee when received), (y) Permitted Investments purchased by the use of such amounts pursuant to this Section 5.06 and (z) any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Trustee hereunder as part of the Pre-funded Collateral, until paid out by the Trustee as herein provided, (i) subject to clause (ii) below, Section 1.03 and Section 3.07, may be carried by the Trustee on deposit
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with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and the Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of the Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and, as provided in Section 1.03 and Section 3.07, such Permitted Investments shall be held by the Trustee in trust as part of the Pre-funded Collateral until so sold; provided that the Company shall upon demand pay to the Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment. The Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06 other than by reason of its willful misconduct or negligence.
     (b) Investment of Amounts in the Cash Securities Account. The provisions of this Section 5.06(b) shall apply with respect to amounts credited to the Cash Securities Account that are invested by the Trustee in Permitted Investments. So long as no Event of Default or Payment Default shall have occurred and be continuing, the Company shall be entitled to receive from the Trustee, and the Trustee shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. All Permitted Investments held by the Trustee pursuant to this Section 5.06 and credited to the Cash Securities Account shall be held pursuant to Section 3.07. If an Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Pre-funded Collateral and shall be applied by the Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. Subject to Section 3.03, at such time as there shall not be continuing any such Event of Default or Payment Default, such income, profit, interest, dividend or gain shall be paid to the Company. In addition, subject to Section 3.03, if any moneys or investments are held by the Trustee solely because an Event of Default or Payment Default has occurred and is continuing, at such time as there shall not be continuing any such Event of Default or Payment Default, such moneys and investments shall be paid to the Company.
     (c) Investment of Amounts in the Pre-funded Collateral Account. The provisions of Section 1.03 shall apply with respect to amounts credited to the Pre-funded Collateral Account that are invested by the Trustee in Permitted Investments.
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     Section 5.07. Information Reporting; Reports by Trustee to Noteholders. If circumstances require any report to Noteholders under TIA Section 313(a), such report shall be mailed to Noteholders within 60 days after each May 15 (beginning with the May 15 following the date of this Indenture) as of which such circumstances exist. The Trustee also shall comply with the remainder of TIA Section 313.
     The Company shall notify the Trustee if the Notes become listed on or delisted from any stock exchange or other recognized trading market.
     Section 5.08. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon from time to time, for its services. To the extent permitted by applicable law, the Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in any such capacities, except any such disbursement, expense or advance as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, including the Security Agent, and counsel.
     To secure the Company’s payment obligations to the Trustee in Section 8.02 hereof and in this Section 5.08, the Trustee shall have a Lien (legal and equitable) prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, or otherwise distributable to Noteholders, except money, securities, or property held in trust to pay principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the particular Notes, and subject in all respects to the payment priorities set forth in Article III hereof.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01 (f), (g), (h) or (i) hereof occurs, to the extent permitted by law, the reasonable expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any similar law of any jurisdiction other than the United States.
     Section 5.09. Replacement of Trustee and Security Agent. The Trustee may resign at any time by so notifying the Company in writing. A Majority in Interest of Noteholders may remove the Trustee, or cause the Trustee to remove the Security Agent, by so notifying the Trustee in writing and may appoint a successor Trustee or a successor Security Agent with the Company’s consent, which consent shall not be unreasonably refused or delayed. The Company may remove the Trustee if:
     (a) such Trustee fails to comply with Section 5.11 hereof;
     (b) such Trustee is adjudged a bankrupt or an insolvent;
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     (c) a receiver or other public officer takes charge of such Trustee or its property;
     (d) such Trustee becomes incapable of acting; or
     (e) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove such Trustee.
     Without limiting the second sentence of this Section 5.09, if the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall duly assign, transfer and deliver all property (and all books and records, or true, correct and complete copies thereof) held by it as Trustee to the successor Trustee, and subject to the Lien provided in Section 5.08 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. If there is a successor Security Agent under the Aircraft Security Agreement, the Trustee shall mail notice of such succession to each Noteholder.
     No resignation or removal of the Trustee and no appointment of a successor Trustee, pursuant to this Article V, shall become effective until the acceptance of appointment by the successor Trustee under this Section 5.09. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Noteholders of at least 10% in aggregate principal amount of the Notes Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 5.11 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding replacement of the Trustee pursuant to this Section 5.09, the Company’s obligations under Section 5.08 hereof shall continue for the benefit of the retiring Trustee (whether in its capacity as Trustee or Security Agent) which shall retain its claim pursuant to Section 5.08 hereof.
     After the Aircraft Security Agreement is entered into, the Aircraft Security Agreement will contain additional provisions that shall govern resignation, removal and replacement of the Security Agent.
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     Section 5.10. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving, succeeding or transferee Person without any further act shall be the successor Trustee; provided that such successor Person shall be otherwise qualified and eligible under this Article V. In case any Notes shall have been executed or authenticated, but not delivered, by the Trustee then in office, such successor may adopt such execution or authentication and deliver the Notes so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Notes.
     Section 5.11. Eligibility; Disqualification. This Indenture shall always have a Trustee who, from and after the time this Indenture is qualified under the TIA, satisfies the requirements of TIA Section 310(a)(1) and Section 310(a)(5). The Trustee shall be a Citizen of the United States (without the use of a voting trust) and shall have a combined capital and surplus of at least $50,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereinafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000) as set forth in its most recent, published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.11, it shall resign immediately in the manner and with the effect specified in this Article V. From and after the time this Indenture is qualified under the TIA, the Trustee shall comply with TIA Section 310(b); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
     Section 5.12. Preferential Collection of Claims Against Company. The provisions of this Section 5.12 shall apply from and after the time this Indenture is qualified under the TIA. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.
     Section 5.13. Other Capacities. In acting through the Security Agent as agent of the Trustee, the Trustee shall have and may effectively exercise all the rights, remedies and powers, and be entitled to all protections and indemnifications, provided to the Security Agent under any and all of the Indenture, the Aircraft Security Agreement and the other Operative Documents, regardless of whether the Trustee may purport to take or omit any action acting directly or through the Security Agent. The Trustee agrees to and shall have the benefit of all provisions of the Operative Documents stated therein to be applicable to the Trustee or any agent of the Trustee.
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ARTICLE VI
CERTAIN REPORTS
     Section 6.01. Certain Reports. Promptly after the occurrence of an Event of Default set forth in Section 4.01(f), (g), (h) or (i) of this Indenture or an Event of Default resulting from the failure of American to make payments on any Note, and on any Payment Date while any such Event of Default shall be continuing, the Trustee will provide to the Noteholders and the Company a statement setting forth the following information:
     (i) after the occurrence of an Event of Default set forth in Section 4.01(f), (g), (h) or (i) of this Indenture, with respect to any Aircraft, whether such Aircraft is (A) subject to the 60-day period of Section 1110 of the Bankruptcy Code, (B) subject to an election by the Company under Section 1110(a) of the Bankruptcy Code, (C) covered by an agreement contemplated by Section 1110(b) of the Bankruptcy Code or (D) not subject to any of (A), (B) or (C);
     (ii) to the best of the Trustee’s knowledge, after requesting such information from the Company, (i) whether any Aircraft is currently in service or parked in storage, (ii) the maintenance status of any Aircraft then subject to the Lien of the Aircraft Security Agreement and (iii) the location of any Engines then subject to the Lien of the Aircraft Security Agreement;
     (iii) the current aggregate unpaid principal amount of the Notes and the Allocable Portion with respect to each Aircraft as of the next Payment Date;
     (iv) the expected amount of interest which will have accrued on the Notes as of the next Payment Date;
     (v) other amounts expected to be paid to each Person on the next Payment Date pursuant to this Indenture or the Aircraft Security Agreement;
     (vi) details of the amounts expected to be paid on the next Payment Date identified by reference to the relevant provision of this Indenture; and
     (vii) after the occurrence of an Event of Default set forth in Section 4.01(f), (g), (h) or (i) of this Indenture, any operational reports filed by the Company with the bankruptcy court which are available to the Trustee on a non-confidential basis.
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ARTICLE VII
CONDITIONS PRECEDENT TO AIRCRAFT CLOSING
     Section 7.01. Conditions Precedent to Obligations of the Trustee. The obligation of the Trustee as contemplated by Section 1.03 to enter into, and direct the Security Agent to enter into, in the case of the initial Aircraft Closing, the Aircraft Security Agreement and an Aircraft Security Agreement Supplement or, in the case of any subsequent Aircraft Closing, an Aircraft Security Agreement Supplement, and to release from the Lien of this Indenture the Pre-funded Cash Collateral Amount with respect to the Eligible Aircraft being subject to the Lien of the Aircraft Security Agreement at the applicable Aircraft Closing Date is subject to the fulfillment (or the waiver by the Trustee) prior to or on such Aircraft Closing Date of the following conditions precedent:
     (a) [Reserved].
     (b) No Changes in Law. No change shall have occurred after the date of this Indenture in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Security Agent to realize the benefits of the security afforded by the Aircraft Security Agreement with respect to such Eligible Aircraft.
     (c) Documentation. The following documents with respect to such Eligible Aircraft shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Trustee, the Security Agent or U.S. Bank), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Trustee:
     (i) the Aircraft Security Agreement;
     (ii) the Aircraft Security Agreement Supplement covering such Eligible Aircraft and dated such Aircraft Closing Date;
     (iii) a copy of the FAA Bill of Sale with respect to such Eligible Aircraft; and
     (iv) a copy of the Warranty Bill of Sale with respect to such Eligible Aircraft.
     (d) Financing Statement. A UCC financing statement or statements covering the security interest created by the Aircraft Security Agreement together with the Aircraft Security Agreement Supplement covering such Eligible Aircraft
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naming the Company, as debtor, and the Security Agent, as secured party, shall have been duly filed in all places necessary or desirable within the State of Delaware.
     (e) Certain Closing Certificates. The Trustee shall have received the following:
     (i) a certificate dated such Aircraft Closing Date of the Secretary or an Assistant Secretary of the Company, certifying as to (A) a copy of the resolutions of the Board of Directors of the Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Company of the Aircraft Security Agreement and Aircraft Security Agreement Supplement covering such Eligible Aircraft and each other document required to be executed and delivered by the Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of the Company, as in effect on such Aircraft Closing Date;
     (ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near such Aircraft Closing Date, as to the due incorporation and good standing of the Company in such state; and
     (iii) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver the Aircraft Security Agreement and Aircraft Security Agreement Supplement covering such Eligible Aircraft and each other document to be executed by the Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons.
     (f) Representations; No Event of Default or Event of Loss. On such Aircraft Closing Date, the following statements shall be correct: (i) the representations and warranties of the Company in the Aircraft Security Agreement with respect to the Aircraft Closing of such Eligible Aircraft are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or Event of Loss with respect to such Eligible Aircraft or would constitute an Event of Default or Event of Loss with respect to such Eligible Aircraft but for the requirement that notices be given or time elapse or both.
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     (g) Opinion of Counsel to the Company. Each of the Trustee and the Security Agent shall have received an opinion addressed to it from Gary F. Kennedy, Esq., Senior Vice President, General Counsel and Chief Compliance Officer of the Company (or such other internal counsel to the Company as shall be reasonably satisfactory to the Trustee), substantially in the form set forth in Exhibit E.
     (h) Opinion of Counsel to U.S. Bank, the Trustee and the Security Agent. Each of the Trustee and the Security Agent shall have received an opinion addressed to it from Shipman & Goodwin LLP, special counsel for U.S. Bank, the Trustee and the Security Agent, substantially in the form set forth in Exhibit F.
     (i) Opinion of FAA Counsel. Each of the Trustee and the Security Agent shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit G.
     (j) Certification from the Company. The Trustee shall have received a certificate or certificates signed by an Officer, dated such Aircraft Closing Date, certifying as to the correctness of each of the matters stated in Section 7.01(f).
     (k) Insurance Matters. The Security Agent shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Trustee, as to the compliance with the terms of Section 7.06 of the Aircraft Security Agreement relating to insurance with respect to such Eligible Aircraft.
     (l) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the Aircraft Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of the Aircraft Closing with respect to such Eligible Aircraft.
     (m) Manufacturer’s Consent. The Trustee shall have received an executed copy of the Manufacturer’s Consent with respect to such Eligible Aircraft substantially in the form set forth in Exhibit H.
     (n) Governmental Approvals. All appropriate action required to have been taken prior to such Aircraft Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States in connection with the Aircraft Closing with respect to such Eligible Aircraft has been taken, and all orders, permits, waivers, authorizations, exemptions and
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approvals of such entities required to be in effect on such Aircraft Closing Date in connection with such Aircraft Closing have been issued.
     (o) Title. The Company shall have good title to such Eligible Aircraft, free and clear of all Liens except Permitted Liens.
     Promptly upon the recording of the Aircraft Security Agreement and the Aircraft Security Agreement Supplement covering such Eligible Aircraft pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, the Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to the Trustee, the Security Agent and the Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to such Eligible Aircraft.
     Section 7.02. Conditions Precedent to Obligations of the Company. The obligation of the Company to enter into the Aircraft Closing with respect to an Eligible Aircraft is subject to the fulfillment (or waiver by the Company) prior to or on the applicable Aircraft Closing Date of the following conditions precedent:
     (a) No Changes in Law. No change shall have occurred after the date of this Indenture in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Company to consummate such Aircraft Closing.
     (b) Documentation. The documents referred to in Section 7.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company), shall (upon execution and delivery thereof by the Company) be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Company, and the Company shall have received such documents and evidence with respect to U.S. Bank, the Trustee and the Security Agent as the Company may reasonably request in order to establish the consummation of the transactions contemplated by this Indenture, the Aircraft Security Agreement, the Aircraft Security Agreement Supplement covering such Eligible Aircraft, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.
     (c) FAA Filing. The Aircraft Security Agreement and the Aircraft Security Agreement Supplement covering such Eligible Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code.
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     (d) Representations and Warranties. On such Aircraft Closing Date, the following statements shall be correct: (i) the representations and warranties of U.S. Bank, the Trustee and the Security Agent in the Aircraft Security Agreement with respect to the Aircraft Closing of such Eligible Aircraft are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), and, insofar as such representations and warranties concern U.S. Bank, the Trustee or the Security Agent, such party shall have so certified to the Company and (ii) no event has occurred and is continuing that constitutes an Event of Loss with respect to such Eligible Aircraft or would constitute an Event of Loss with respect to such Eligible Aircraft but for the requirement that notices be given or time elapse or both.
     (e) Certain Opinions and Certificates. The Company shall have received each opinion referred to in Sections 7.01(h) and 7.01(i), each such opinion addressed to the Company or accompanied by a letter from the counsel rendering such opinion authorizing the Company to rely on such opinion as if it were addressed to the Company.
     (f) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, nor shall any event or occurrence have occurred and be continuing, at such Aircraft Closing Date to set aside, restrain, enjoin or prevent, or that could have the effect of setting aside, restraining, enjoining or preventing, the completion and consummation of the Aircraft Closing with respect to such Eligible Aircraft or the release of the Pre-funded Cash Collateral Amount in full with respect to such Eligible Aircraft in accordance with Section 1.03 herein.
     (g) Certification from U.S. Bank, Trustee and Security Agent. The Company shall have received a certificate from U.S. Bank in its individual capacity and as Trustee and Security Agent, as applicable, dated such Aircraft Closing Date, signed by a Responsible Officer of U.S. Bank in its individual capacity and as Trustee and Security Agent, as applicable, certifying for each such entity that no Trustee Liens or Security Agent Liens attributable to it, as applicable, exist and further certifying as to the correctness of each of the matters stated in Section 2.02 of the Aircraft Security Agreement.
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ARTICLE VIII
REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE COMPANY
     Section 8.01. Representations and Warranties of the Company. The Company represents and warrants that:
     (a) Organization; Authority; Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Indenture and the Notes, and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.
     (b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Company of this Indenture and the Notes have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Operative Documents) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.
     (c) Governmental Approvals. Neither the execution and delivery by the Company of this Indenture and the Notes, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the filings referred to in Section 8.01(e), (ii) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under the Securities Act, the Exchange Act, the Trust Indenture Act, or the securities or Blue Sky or similar
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laws of the various states or of any foreign or other jurisdiction, and (iii) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.
(d) Valid and Binding Agreements. This Indenture and each Note have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of this Indenture, as limited by applicable laws that may affect the remedies provided in this Indenture, which laws, however, do not make the remedies provided in this Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.
(e) Filings and Recordation. Except for, with respect to the security interests created by this Indenture, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of the State of Delaware, no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of the Issuance Date in order to establish and perfect the security interest in the Pre-funded Collateral created under this Indenture in favor of the Trustee as against the Company and any third parties in any applicable jurisdiction in the United States.
(f) Investment Company Act. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Section 8.02. General Indemnity.
     (a) Claims Defined. For the purposes of this Section 8.02, “Claims” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 8.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) of an Indemnitee in connection therewith or related thereto.
     (b) Indemnitee Defined. For the purposes of this Section 8.02, “Indemnitee” means (i) U.S. Bank and the Trustee, (ii) the Security Agent, (iii) each separate or additional security agent appointed pursuant to Section 8.02 of the Aircraft Security
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Agreement, (iv) each Agent and (v) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the “Related Indemnitee Group” of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Indenture, have expressly agreed in writing to be bound by the terms of this Section 8.02 prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section 8.02 with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Section 8.02. No holder of a Note or interest therein, in its capacity as such holder of such Note or interest therein, shall be an Indemnitee for purposes hereof.
     (c) Claims Indemnified. Subject to the exclusions stated in Section 8.02(d), the Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of any Aircraft, any Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 8.01(a), the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses of the Trustee (including, without limitation, reasonable attorney’s fees and disbursements and, to the extent payable as provided in this Indenture, reasonable compensation and expenses of the Trustee’s agents, including the Security Agent, the Registrar and the Paying Agent) in connection with the transactions contemplated hereby.
     (d) Claims Excluded. The following are excluded from the Company’s agreement to indemnify an Indemnitee under this Section 8.02:
     (i) any Claim with respect to any Aircraft, Airframe, Engine or Part to the extent such Claim is attributable to acts or events occurring after (A) the Lien of the Aircraft Security Agreement has been discharged with respect to the same or (B) the transfer of possession of the same pursuant to Article IV of the Aircraft Security Agreement except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Aircraft Security Agreement with respect to the same following the occurrence and continuance of an Event of Default; provided that nothing in this clause (i) shall be deemed to release the Company from any of its obligations
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under the Operative Documents that expressly provide for performance after the termination of the Aircraft Security Agreement;
     (ii) any Claim to the extent such Claim is, or is attributable to, a Tax (or loss of any Tax benefit), except with respect to paying any indemnity on an After-Tax Basis;
     (iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnitee Group;
     (iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee’s Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Indenture or any other Operative Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;
     (v) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;
     (vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition of any Note, all or any part of such Indemnitee’s interest in the Operative Documents or any interest in the Collateral or any similar security (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with this Indenture and applicable law);
     (vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of the Trustee, Paying Agent or other Agent to distribute in accordance with this Indenture or any other Operative Document any amounts received and distributable by it hereunder or thereunder, or (B) a failure on the part of the Security Agent to distribute in accordance with the Aircraft Security Agreement or any other Operative Document any amounts received and distributable by it thereunder;
     (viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document, other than such as have been requested by the Company or that occur as the result of an Event of
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Default, or such as are expressly required or contemplated by the provisions of the Operative Documents;
(ix) any Claim to the extent such Claim is (A) paid by the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document (without duplication of any payment obligation of the Company) or (B) payable or borne by a Person other than the Company pursuant to any provision of any Operative Document;
(x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense;
(xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; and
(xii) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee’s Related Indemnitee Group) of any interest in any Aircraft, the Notes, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of the Company of any of its affiliates).
     (e) Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.
     (f) Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company’s indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee’s possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 8.02, and, at the Company’s expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such
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Indemnitee waives its right to be indemnified with respect to such Claim under this Section 8.02. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 8.02. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.
     (g) Subrogation. To the extent that a Claim indemnified by the Company under this Section 8.02 is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but, in the case of any Indemnitee other than the Security Agent receiving such amount, shall be paid to and held by the Trustee as security for the obligations of the Company under this Indenture and the other Operative Documents, in the case of the Security Agent receiving such amount, shall be held or distributed by the Security Agent in accordance with the Aircraft Security Agreement, and, if the Company agrees, shall be applied against the Company’s obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company’s obligations, shall be paid to the Company.
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     (h) No Guaranty. Nothing set forth in this Section 8.02 shall constitute a guarantee by the Company that an Aircraft shall at any time have any particular value, useful life or residual value.
     (i) Payments; Interest. Any amount payable to any Indemnitee pursuant to this Section 8.02 shall be paid within 30 days after receipt by the Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 8.02 directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 13.05. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 8.02 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.
ARTICLE IX
REPRESENTATIONS, WARRANTIES AND COVENANTS OF U.S. BANK
     Section 9.01. Representations, Warranties and Covenants of U.S. Bank. U.S. Bank, generally, and the Trustee, as it relates to it, represents, warrants and covenants that:
     (a) Organization; Authority. U.S. Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States, is eligible to be the Trustee under Section 5.11 of this Indenture, will promptly comply with Section 5.11 of this Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents to which U.S. Bank or the Trustee is a party and, in its capacity as Trustee, to authenticate the Notes. U.S. Bank is qualified to act as Trustee under Section 5.11 of this Indenture. U.S. Bank is a Citizen of the United States (without the use of a voting trust agreement), and will resign as the Trustee under this Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.
     (b) Due Authorization; No Violations. The execution, delivery and performance by U.S. Bank, individually or in its capacity as Trustee, of this Indenture and each of the other Operative Documents to which U.S. Bank or the Trustee is a party, the performance by U.S. Bank, individually or in its capacity as
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Trustee, of its obligations thereunder and the consummation on the Issuance Date, as the case may be, of the transactions contemplated hereby and thereby, and the authentication of the Notes to be delivered on the Issuance Date: (i) have been duly authorized by all necessary action on the part of U.S. Bank or the Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which U.S. Bank is located and which governs the banking and trust powers of U.S. Bank or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to U.S. Bank or the Trustee or any of their assets, (iii) will not violate any provision of the articles of association or by-laws of U.S. Bank and (iv) will not violate any provision of, or constitute a default, or result in the creation or imposition of any lien on any properties included in the Pre-funded Collateral, under any mortgage, indenture, contract, agreement or undertaking to which any of U.S. Bank or the Trustee is a party or by which any of them or their respective properties may be bound or affected.
     (c) Approvals. Neither the execution and delivery by U.S. Bank, individually or in its capacity as Trustee, of this Indenture or any other Operative Document to which U.S. Bank or the Trustee is a party, nor the consummation by U.S. Bank or the Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where U.S. Bank is located and regulating the banking and trust powers of U.S. Bank, or (ii) any trustee or other holder of any debt of U.S. Bank.
     (d) Valid and Binding Agreements. This Indenture and each other Operative Document to which U.S. Bank or the Trustee is a party have been duly executed and delivered by U.S. Bank, individually and in its capacity as Trustee, and constitute the legal, valid and binding obligations of U.S. Bank and the Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     (e) No Trustee Liens. It unconditionally agrees with and for the benefit of the parties to this Indenture that it will not directly or indirectly create, incur, assume or suffer to exist any Trustee Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.
     (f) Funds Transfer Fees. Each of U.S. Bank and the Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any
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other charge or fee on any transfer by the Company of funds to, through or by U.S. Bank or the Trustee pursuant to this Indenture or any other Operative Document, except as may be otherwise agreed to in writing by the Company.
     (g) [Reserved].
     (h) Certain Tax Matters. There are no Taxes payable by U.S. Bank and the Trustee imposed by the Commonwealth of Massachusetts or any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by U.S. Bank or the Trustee of any Operative Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents).
     (i) Limitation on Situs of Activities. Except with the consent of the Company, which shall not be unreasonably withheld: U.S. Bank will act as Trustee solely through its offices within the Commonwealth of Massachusetts, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.
     (j) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against the U.S. Bank or the Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of U.S. Bank or the Trustee to perform its obligations under any Operative Document.
ARTICLE X
OTHER COVENANTS AND AGREEMENTS; PAYMENT OF NOTES
     Section 10.01. Other Agreements.
     (a) Fees and Expenses. Without limiting Section 5.08, the Company agrees promptly to pay (without duplication of any other obligation the Company may have to pay such amounts) the following expenses incurred by the Trustee and the Security Agent in connection with the negotiation, preparation, execution and delivery of this Indenture, the other Operative Documents and the other documents or instruments referred to herein or therein:
     (i) the reasonable fees, expenses and disbursements of (A) Shipman & Goodwin LLP, special counsel for the Trustee and the Security Agent, and (B) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation,
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special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and
     (ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.
     (b) Quiet Enjoyment. Each of U.S. Bank, the Trustee, the Security Agent and each Noteholder agrees that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with this Indenture), the quiet enjoyment of the use and possession of any Aircraft, any Airframe, any Engine or any Part by the Company or any transferee of any interest in any thereof permitted under this Indenture or the Aircraft Security Agreement.
     (c) Cooperation. The Trustee will cooperate with the Company in connection with the filing and re-filing of any financing statements or other documents as are necessary to maintain the perfection of this Indenture or otherwise protect the security interests created hereby.
     Section 10.02. Certain Covenants of the Company. The Company covenants and agrees with the Trustee as follows:
     (a) Further Assurances. On and after the Issuance Date, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Trustee shall reasonably request for accomplishing the purposes of this Indenture and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.
     (b) [Reserved].
     (c) Maintenance of Filings. The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and re-filing of any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as this Indenture is in effect, the perfection of the security interests created by this Indenture or will furnish the Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, in connection with the execution, delivery, recording,
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filing, re-recording and re-filing of any such financing statements or other instruments. The Company will notify the Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.
     (d) Maintenance of Corporate Existence. The Company shall at all times maintain its corporate existence except as permitted by Section 10.02(e).
     (e) Merger; Consolidation; Transfer of Substantially All Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:
     (i) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall (A) be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) if and to the extent required under Section 1110 in order that the Trustee shall continue to be entitled to any benefits of Section 1110 with respect to any Aircraft, be a Citizen of the United States and a Certificated Air Carrier, and (C) execute and deliver to the Trustee an agreement containing the express assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which the Company is a party to be performed or observed by the Company;
     (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
     (iii) the Company shall have delivered to the Trustee a certificate signed by an Officer, and an opinion of counsel (which may be the Company’s General Counsel or such other internal counsel to the Company as shall be reasonably satisfactory to the Trustee), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 10.02(e) and that all conditions precedent herein provided relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on a certificate of an Officer of the Company) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor Person and is
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enforceable against such successor Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
     Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 10.02(e), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Operative Documents with the same effect as if such successor Person had been named as the Company herein. If any Aircraft is at the time registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the FAA pursuant to the Transportation Code and registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger. If any Aircraft is at the time not registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the applicable aviation authority as shall be necessary to evidence such consolidation or merger, and if the Person formed by such consolidation or into which the Company is merged is located in a “Contracting State” (as such term is used in the Cape Town Treaty), at the time of, or promptly following, any such consolidation or merger, such Person will also make such registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger.
     (f) Additional Information. Promptly after the occurrence of an Event of Default set forth in Section 4.01(f), (g), (h) or (i) of this Indenture or an Event of Default resulting from the failure of the Company to make payments on any Note, and on any Payment Date while any such Event of Default shall be continuing, the Company will, at the Trustee’s request from time to time but in any event no more frequently than once every three months, provide to the Trustee a statement setting forth the following information with respect to any Aircraft: (A) whether such Aircraft is currently in service or parked in storage, (B) the maintenance status of such Aircraft, and (C) the location of any Engines.
     Section 10.03. Financial Information.
     (a) Certain Information Pursuant to the Exchange Act. The Company shall file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company
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is not required to file information, documents, or reports pursuant to either of said sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
     (b) Certain Reports. So long as any of the Secured Obligations remain unpaid, the Company agrees to furnish to the Trustee: (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Company, either (A) a consolidated balance sheet of the Company and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period, or (B) a report of the Company on Form 10-Q in respect of such period in the form filed with the SEC; (ii) within 120 days after the close of each fiscal year of the Company, either (A) a consolidated balance sheet of the Company and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (B) a report of the Company on Form 10-K in respect of such year in the form filed with the SEC and (iii) within 60 days of the filing thereof, a copy of any Current Report on Form 8-K filed by the Company with the SEC. The items required to be furnished pursuant to clauses (i), (ii) and (iii) above shall be deemed to have been furnished on the date on which such item is posted on the SEC’s website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clauses (i), (ii) and (iii).
     (c) No Default Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each calendar year, a certificate signed by the Company’s principal executive officer, principal financial officer or principal accounting officer (which certificate need not comply with Section 11.03 or Section 11.04 hereof) stating that to his or her knowledge during such preceding calendar year no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).
     Section 10.04. Payment of Notes. The Company shall pay the principal of, interest on, and Make-Whole Amount, if any, with respect to, the Notes on the dates and in the manner provided in this Indenture and in the Notes. The Company will, on or before 12:30 p.m. (New York City time) on each due date for the payment of the principal of, interest on, or Make-Whole Amount, if any, due under any of the Notes, deposit with the Trustee at the Corporate Trust Office by wire transfer of immediately available funds, in Dollars, payments sufficient to pay the principal, interest, or Make-Whole Amount, if any, so becoming due.
     The principal of, interest on, Make-Whole Amount, if any, and other amounts due under any of the Notes or hereunder will be deemed to be paid in full on the applicable
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due date if the Trustee holds, on such due date, monies or securities sufficient to pay all such amounts. The Trustee will make funds required to be distributed pursuant to Section 3.01, 3.02 or 3.03 hereof, as applicable, available to the Paying Agent for such distribution. The Paying Agent shall distribute amounts payable to (i) each Noteholder by check mailed to such Noteholder at its address appearing in the Register, except that with respect to Notes registered on the applicable Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee) and (ii) any other Person by check at the address of such Person determined pursuant to Section 13.05, unless such Person, by giving a notice to the Paying Agent in accordance with Section 13.05, shall have specified an account maintained by such Person with a bank located in the continental United States, in which case the Paying Agent will use reasonable efforts to pay or cause to be paid by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, the amount to be distributed to such Person, for credit to the account of such Person maintained at such bank. The Company shall not have any responsibility for the distribution of such payments to any Noteholder or any other Person. Except as otherwise provided in Section 2.23, Section 2.24 and Section 4.08, any payment made hereunder shall be made without any presentment or surrender of any Notes, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Paying Agent for cancellation against receipt of such payment.
     Section 10.05. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. At the request of the Company, said office or agency may be an office of the Trustee or an agent appointed by the Trustee for such purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The
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Company hereby designates the Corporate Trust Office of the Paying Agent as one such office or agency of the Company in accordance with Section 2.08 hereof.
ARTICLE XI
CERTAIN OPINIONS, CERTIFICATES AND APPRAISALS
     Section 11.01. Opinions as to Effectiveness and Perfection of Certain Liens.
     (a) When the Provisions of This Section 11.01 Apply. The provisions of this Section 11.01 shall apply from and after the time this Indenture is qualified under the TIA.
     (b) Opinion of Counsel in Connection with Entering into the Aircraft Security Agreement. The Company shall furnish to the Trustee promptly after the execution and delivery of the Aircraft Security Agreement an Opinion of Counsel stating that in the opinion of such counsel the Aircraft Security Agreement has been properly recorded and filed so as to make effective the Lien intended to be created thereby and reciting the details of such actions, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.
     (c) Annual Opinions of Counsel. The Company shall furnish to the Trustee not later than 120 days after January 1 in each year beginning with January 1, 2010, an Opinion of Counsel, dated on or after each such January 1 and prior to the date of delivery, either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture, the Aircraft Security Agreement, any amendment or supplement thereto, and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens created by this Indenture and, after the Aircraft Security Agreement is entered into, by the Aircraft Security Agreement (in each case, if not then terminated pursuant to its terms) and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.
     Section 11.02. Disposition, Substitution and Release of Collateral. The following provisions shall apply from and after the time this Indenture is qualified under the TIA:
     (a) Pre-funded Cash Collateral Amounts and Earnings Thereon. The Pre-funded Cash Collateral Amount to be released in connection with any Aircraft Closing, and any investment earnings, interest and other amounts and property credited to the Pre-funded Collateral Account to be released in connection with the final Aircraft Closing, shall be released from the Lien of this Indenture upon satisfaction of the conditions to such release specified in this Indenture and upon delivery to the Trustee of a certificate of an engineer, appraiser or other expert
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stating, in the opinion of such Person, (i) the fair value to the Company of the Eligible Aircraft to be subjected to the Lien of the Aircraft Security Agreement at such Aircraft Closing; (ii) the fair value of the amount to be released from the Pre-funded Collateral in connection with such Aircraft Closing; and (iii) that the release by the Trustee of such amount will not impair the security under this Indenture in contravention of the provisions hereof; provided that, with respect to the matters described in clauses (ii) and (iii) of this sentence, (x) such certificate shall be prepared by an Independent engineer, appraiser or other expert if the fair value of all property and securities released since the commencement of the then current calendar year, as set forth in the certificates required by Section 314(d)(1) of the TIA, is 10% or more of the aggregate principal amount of the Notes at the time Outstanding, but (y) such certificate of an Independent engineer, appraiser or other expert shall not be required in the case of any release of property if the fair value thereof as set forth in the certificate required by this paragraph (a) is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time Outstanding.
     (b) Parts. Any Parts and alterations, improvements and modifications in or additions to any Aircraft shall, to the extent required or specified by the Aircraft Security Agreement, become subject to the Lien of the Aircraft Security Agreement; provided that, to the extent permitted by and as provided in the Aircraft Security Agreement, the Company shall have the right, at any time and from time to time, without any release from or consent by the Trustee or the Security Agent, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, any Aircraft. The Trustee agrees that, to the extent permitted by and as provided in the Aircraft Security Agreement, title to any such removed or replaced Part shall vest in the Company. The Trustee shall cause the Security Agent from time to time to execute an appropriate written instrument or instruments to confirm the release of the security interest of the Security Agent in any Part as provided in Section 7.04 of the Aircraft Security Agreement, in each case upon receipt by the Security Agent of a Request stating that such action was duly taken by the Company in conformity with such Section 7.04 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under such Section 7.04.
     (c) Substitution under the Aircraft Security Agreement upon an Event of Loss Occurring to an Airframe or Engines or upon Substitution of an Engine. Upon (i) the occurrence of an Event of Loss occurring to any Airframe or Engine, or (ii) a substitution of an Engine, the Company may, in the case of an Event of Loss which has occurred to an Airframe, or shall, in the case of an Event of Loss which has occurred to or substitution with respect to an Engine, substitute an
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airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in Section 7.05 of the Aircraft Security Agreement and the additional conditions specified in Section 11.02(d), if applicable, the Trustee shall cause the Security Agent to execute and deliver the applicable release documents described in Section 7.05 of the Aircraft Security Agreement.
     (d) Release Certificate. The Security Agent’s release of all of its right, interest and lien in and to an Airframe or Engine, as provided for in Section 11.02(c), shall be subject to the condition that the Security Agent shall have received (i) a certificate of an engineer, appraiser or other expert stating the fair value to the Company of the airframe or engine to be substituted for such Airframe or Engine; provided that (x) such certificate shall be prepared by an Independent engineer, appraiser or other expert if within six months prior to the date of acquisition of such airframe or engine by the Company, such airframe or engine has been used or operated by a Person or Persons other than the Company, in a business similar to that in which such Airframe or Engine, as the case may be, has been or is to be operated by the Company, but (y) such certificate of an Independent engineer, appraiser or other expert shall not be required in the case of any such substitution if the fair value to the Company of the airframe or engine to be so substituted as set forth in the certificate required by this clause (i) is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time Outstanding; and (ii) a certificate of an engineer, appraiser or other expert as to the fair value of such Airframe or Engine, as the case may be, to be released from the Lien of the Aircraft Security Agreement and stating that in the opinion of such Person the proposed release will not impair the security under the Aircraft Security Agreement in contravention of the provisions thereof; provided that (x) such certificate shall be prepared by an Independent engineer, appraiser or other expert if the fair value of such Airframe or Engine, as the case may be, to be released from the lien of the Aircraft Security Agreement and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificates required by Section 314(d)(1) of the TIA, is 10% or more of the aggregate principal amount of the Notes at the time Outstanding, but (y) such certificate of an Independent engineer, appraiser or other expert shall not be required in the case of any such release of an Airframe or Engine if the fair value of such Airframe or Engine as set forth in the certificate required by this clause (ii) is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time Outstanding.
     (e) General. The release of any portion of the Collateral from the terms of this Indenture or the Aircraft Security Agreement, as the case may be, will not be deemed to impair the security under this Indenture or the Aircraft
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Security Agreement in contravention of the provisions hereof or thereof if and to the extent such portion of the Collateral is released pursuant to the terms of this Indenture or the Aircraft Security Agreement. To the extent applicable and not otherwise provided for in this Section 11.02, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of this Indenture or the Aircraft Security Agreement, and relating to the substitution therefor of any property or securities to be subjected to the Lien of this Indenture or the Aircraft Security Agreement, as applicable, to be complied with.
     Section 11.03. Certificate and Opinion as to Conditions Precedent. From and after the time this Indenture is qualified under the TIA, upon any Request or application by the Company to the Trustee to take any action under this Indenture or another Operative Document, the Company shall furnish to the Trustee:
     (a) an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with;
provided that in the case of any such application or Request as to which the furnishing of such documents is specifically required by any provision of this Indenture or another Operative Document relating to such particular application or Request, no additional certificate or opinion, as the case may be, need be furnished.
     Section 11.04. Statements Required in Certificate or Opinion.
     (a) When the Provisions of This Section 11.04 Apply. The provisions of this Section 11.04 shall apply from and after the time this Indenture is qualified under the TIA.
     (b) General. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include, to the extent required by the Trustee or the Security Agent:
     (i) a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;
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     (iii) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement that, in the opinion of such Person, such covenant or condition has been complied with.
     (c) Certain Specific Requirements. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company or an engineer, insurance broker, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer, engineer, insurance broker, accountant or other expert knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.
     Any certificate or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinions or representations as to such accounting matters are erroneous.
     Wherever in this Indenture or another Operative Document in connection with any application, certificate or report to the Trustee or the Security Agent it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company’s compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the
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right of the Company to have such application granted or to the sufficiency of such certificate or report. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture or another Operative Document to be delivered to the Trustee or the Security Agent as a condition of the granting of such application or as evidence of such compliance may be received by the Trustee or the Security Agent as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee or the Security Agent acting on the faith thereof.
     Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or another Operative Document, such Person may, but need not, consolidate such instruments into one.
ARTICLE XII
AMENDMENTS AND WAIVERS
     Section 12.01. Amendments Without Consent of Noteholders. At any time after the date hereof, the Company may and the Trustee shall, at the Company’s request, enter into, and/or cause the Security Agent to enter into, one or more amendments or supplements to this Indenture, the Notes or any other Operative Document without notice to or consent of any Noteholder:
     (i) to evidence the succession of another Person to the Company and to provide for the assumption by such successor Person of the Company’s obligations under this Indenture, the Notes and any other Operative Documents in the case of any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety to any Person in accordance with Section 10.02(e) of this Indenture;
     (ii) to add to the covenants of the Company for the benefit of the Noteholders, the Trustee or the Security Agent, or to surrender any right or power conferred upon the Company in this Indenture, the Notes, or any other Operative Document;
     (iii) to comply with any requirement of the SEC or of any other regulatory body, or to comply with any applicable law, rules, or regulations of or relating to any exchange or quotation system on which any Notes are listed (or to facilitate any listing of any Notes on any exchange or quotation system);
     (iv) to comply with any requirement of the SEC or otherwise to extent necessary in connection with, or to continue, the qualification of this Indenture or
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any other agreement under the TIA or under any similar U.S. federal statute or to add provisions permitted in the TIA;
     (v) to add or change any of the provisions of this Indenture or any other Operative Document as necessary or advisable to obtain credit ratings on the Notes; provided that no such addition or change shall materially adversely affect the interest of any Noteholder, as evidenced solely by the delivery of an Officer’s Certificate;
     (vi) to comply with any requirements of DTC, Euroclear, Clearstream or any other domestic or international clearing system, or of the Trustee with respect to the provisions of this Indenture, the Notes or any other Operative Document relating to transfers and exchanges of the Notes or beneficial interests therein, or to include on the Notes any legend as may be required by law or as may otherwise by necessary or advisable;
     (vii) to provide for any successor Trustee with respect to the Notes or any successor or additional Security Agent with respect to the Aircraft Security Agreement, or to add to or change any of the provisions of this Indenture or Aircraft Security Agreement as shall be necessary or advisable to provide for or facilitate the administration of the trusts hereunder or thereunder, as the case may be, by more than one Trustee or Security Agent, respectively;
     (viii) to provide for the delivery of Notes or any amendment or supplement to this Indenture, the Notes or any other Operative Document in or by means of any computerized, electronic, or other medium, including computer diskette;
     (ix) to provide for the guarantee by the Parent or another entity of this Indenture, of the Notes or any other Operative Document, and to make appropriate provisions in respect of such guarantor;
     (x) to correct, supplement or amplify the description of the Collateral, or convey, transfer, assign, mortgage or pledge any property to or with the Trustee or the Security Agent;
     (xi) to cure any ambiguity, or correct any mistake, defect or inconsistency; and
     (xii) to make any other change not inconsistent with the provisions of such Operative Document, provided that such action does not materially adversely affect the interests of any Noteholder.
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     Section 12.02. Amendments and Waivers With Consent of the Noteholders. With respect to any amendment or supplement of this Indenture or any other Operative Document not contemplated by Section 12.01 hereof, the Company and the Trustee and/or the Security Agent, as the case may be, may amend or supplement this Indenture, the Notes and the other Operative Documents, in each case with the written consent of a Majority in Interest of Noteholders. Subject to Section 4.02, Section 4.05 and Section 5.01(d) hereof, whether before or after Event of Default has occurred and is continuing, a Majority in Interest of Noteholders may authorize the Trustee (who may authorize the Security Agent) to, and the Trustee (or Security Agent) upon such authorization shall, waive compliance by the Company with any provision of this Indenture, the Notes or the other Operative Documents. However, an amendment or supplement to, or waiver of any provision in, this Indenture, any Note or, in the case of clause (viii) below, the Aircraft Security Agreement, including a waiver pursuant to any provision of Section 4.05 hereof, may not, without the consent of each Noteholder affected:
     (i) reduce the amount of Notes whose Noteholders must consent to an amendment, supplement or waiver;
     (ii) reduce the rate or change the time for payment of interest on any Note;
     (iii) reduce the amount or change the time for payment of principal or redemption price of or Make-Whole Amount, if any, with respect to (in each case, whether on redemption or otherwise) any Note;
     (iv) change the place of payment where, or the coin or currency in which, any Note (or the redemption price thereof), interest thereon, or Make-Whole Amount, if any, with respect thereto is payable;
     (v) change the priority of distributions and application of payments as described in Sections 3.01, 3.02 or 3.03 of this Indenture in a manner materially adverse to the Noteholders;
     (vi) subject to Section 4.06, impair the right of any Noteholder to institute suit for the enforcement of any amount payable on any Note when due;
     (vii) waive a default in the payment of the principal of, interest on, or Make-Whole Amount, if any, with respect to any Note; or
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     (viii) create any Lien with respect to any part of the Collateral prior to or pari passu with the Lien thereon pursuant to this Indenture or the Aircraft Security Agreement, as applicable, except as permitted hereby or thereby or deprive the Trustee or the Security Agent of the benefit of the Lien on the Collateral created hereby or thereby except as permitted hereby or thereby.
     Section 12.03. Trustee to Sign Amendments, etc. Upon the Request of the Company, the Trustee shall, or shall cause the Security Agent to, execute and deliver any amendment, supplement or waiver authorized pursuant to this Article XII.
     Section 12.04. Revocation and Effect of Consents. Until an amendment, supplement, or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Note.
     Section 12.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter executed. The Trustee in exchange for such Notes may execute new Notes that reflect such amendment, supplement or waiver. Without limiting Section 12.04 and Section 13.12(d), any consent by any Noteholder of a Note shall be conclusive and binding on such Noteholder and upon all future Noteholders of any portion of such Note whether or not notation of such consent is made upon such Note.
     Section 12.06. Trustee Protected. If, in the reasonable opinion of the institution acting as the Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 12.01 or Section 12.02 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.
     Section 12.07. No Consent of Individual Indemnitees Required. Notwithstanding anything in this Indenture or any other Operative Document to the contrary, when any provision hereof or thereof would otherwise require a consent of an Indemnitee, such provision shall always be construed to require only the consent of an Indemnitee other than any Indemnitee covered by clause (v) of the definition of “Indemnitee”.
     Section 12.08. Compliance with Trust Indenture Act. From and after the time this Indenture is qualified under the TIA, every amendment to, or supplement of this Indenture, any other Operative Document or the Notes shall comply with the TIA as then in effect, to the extent required by the TIA.
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ARTICLE XIII
MISCELLANEOUS
     Section 13.01. Discharge of Indenture and Liability on Notes.
     (a) General. If (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.12 hereof) for cancellation, or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article II hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption the principal amount of all Outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.12 hereof), and Make-Whole Amount, if any, and if in either case the Company pays all other sums payable hereunder by the Company and due on or prior to such maturity or redemption date, then the Company and the Trustee shall be deemed to have been released and discharged from their respective obligations hereunder and under the Notes and the Trustee shall, upon the written request of the Company, execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Collateral from the Lien of this Indenture and the Lien of the Aircraft Security Agreement, and, in such event, this Indenture and the other Operative Documents shall terminate and be of no further force or effect (subject to Section 13.01(b)). Except as otherwise provided above, this Indenture, the other Operative Documents and the trusts created hereunder and thereunder shall continue in full force and effect in accordance with their respective terms. The Trustee shall acknowledge satisfaction and discharge of this Indenture by executing and delivering to the Company on demand of the Company accompanied by an Officer’s Certificate and an opinion of counsel, a written instrument to such effect prepared by the Company at its sole cost and expense. The Trustee shall hold in trust all monies deposited with it pursuant to this Section 13.01, and shall apply the deposited amounts through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest on, and Make-Whole Amount, if any, on the Notes.
     (b) Survival of Certain Provisions. Notwithstanding Section 13.01(a), the provisions of Sections 2.01 to 2.17, inclusive, 2.27, 5.03, 8.02, 10.01(a), 13.01, 13.18 and 13.20 shall survive until the Outstanding Notes have been paid in full. Thereafter, Sections 2.27, 5.03, 8.02, 13.01(c), 13.18 and 13.20 shall survive.
     (c) Turn-Over of Certain Payments, Etc. The Trustee, the Security Agent, the Paying Agent and each other Agent shall promptly turn over to the Company any excess money or other property or proceeds held by them, upon request accompanied by a certificate from a nationally recognized firm of independent accountants expressing their opinion that any money or other property or proceeds then held by the Trustee, the
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Security Agent, the Paying Agent or any other Agent is in excess of the amounts sufficient to pay when due all of the principal of, interest on, and Make-Whole Amount, if any, with respect to the Notes to redemption or maturity, as the case may be. Subject to the mandatory provisions of any applicable escheat or abandoned or unclaimed property law, the Trustee, the Security Agent, the Paying Agent and each other Agent shall pay to the Company upon request any money, property or proceeds held by them for the payment of principal, interest, or Make Whole Amount that remains unclaimed for two years, and, thereafter, Noteholders entitled to the cash must look to the Company for payment as unsecured general creditors.
     Section 13.02. No Legal Title to Collateral in the Noteholders. No holder of a Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.
     Section 13.03. No Preference, Priority or Distinction Among Notes. Except as otherwise provided in Section 2.13 hereof or in the definition of “Outstanding,” all Notes shall have an equal and proportionate benefit under the provisions of this Indenture and, after the Aircraft Security Agreement is entered into pursuant to Section 1.03(c), the Aircraft Security Agreement and all the other Operative Documents, without preference, priority or distinction as among all of the Notes.
     Section 13.04. Indenture for Benefit of Company, Noteholders, Trustee, Security Agent and other Indemnitees. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than the Company, the Noteholders, the Trustee, the Security Agent and the other Indemnitees hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture.
     Section 13.05. Notices.
     (a) General. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:
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     if to the Company, addressed to:
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Reference: American Airlines 2009-2 Secured Notes Due 2016
Attention: Treasurer
Telephone: (817) 963-1234
Facsimile: (817) 967-4318
     if to U.S. Bank, the Trustee or the Security Agent, addressed to:
U.S. Bank Trust National Association
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services
Reference: American Airlines 2009-2 Secured Notes Due 2016
Telephone: (617) 603-6553
Facsimile: (617) 603-6683;
     if to any Indemnitee other than U.S. Bank, the Trustee or the Security Agent, addressed to such address as such Indemnitee shall have furnished by notice to the Company, the Trustee, the Security Agent and each Paying Agent; and
     if to any Noteholder, addressed to such Noteholder at its address set forth in the Register maintained pursuant to Section 2.08.
     Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 13.05.
     (b) Communications Sent to Noteholders. Any notice or communication mailed to a Noteholder shall be sent to such Noteholder by first-class mail, postage prepaid, at such Noteholder’s address as it appears on the Register and shall be sufficiently given to such Noteholder if so sent within the time prescribed. Any notice or communication shall comply with TIA Section 313(c) to the extent required by the TIA.
     Failure to mail a notice or send a communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. Notices under this Indenture to the Trustee or to the Company are deemed given only when received. Where this Indenture provides for notice in any manner, such notice may be waived in
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writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.
     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.
     (c) Copies of Communications Sent to Noteholders. If the Company mails a notice or communication to the Noteholders generally, it shall mail a copy to the Trustee and the Registrar. Unless an Event of Default shall have occurred and be continuing, the Trustee shall promptly furnish the Company with a copy of any report, notice or written communication sent or furnished by the Trustee hereunder to the Noteholders generally.
     Section 13.06. Severability. To the extent permitted by applicable law, any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 13.07. No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Trustee, in compliance with Article XII. Any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.
     Section 13.08. Binding Effect; Successors and Assigns; Etc. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. By its acceptance of its Notes, each Noteholder unconditionally agrees for the benefit of the Company, the Trustee and each Agent to be bound by all of the terms of such Notes, the Indenture and the other Operative Documents.
     Section 13.09. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
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     Section 13.10. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Trustee, any Noteholder or any other party to any of the Operative Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.
     Section 13.11. Voting by Noteholders. All votes of the Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.
     Section 13.12. Directions of Noteholders.
     (a) General. Any direction, instruction, consent, request, demand, authorization, notice, waiver or other instrument or action provided by this Indenture or in respect of the Notes to be given or taken by Noteholders (a “Direction”) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is expressly required pursuant to this Indenture, the Company or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and the Trustee, if made in the manner provided in this Section 13.12.
     (b) Proof of the Fact and Date of Execution, Etc. The fact and date of execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.
     (c) Record Date. The Company may, at its option, by delivery of an Officer’s Certificate to the Trustee, set a record date to determine the Noteholders entitled to give any Direction. Notwithstanding Section 316(c) of the TIA, such record date shall be the record date specified in such Officer’s Certificate, which shall be a date not more than 10
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days prior to the first solicitation of Noteholders in connection therewith. During the continuance of an Event of Default, the Trustee may also set such a record date. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite portion of Outstanding Notes have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provision of this Indenture not later than one year after such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be deemed cancelled and of no effect).
     (d) Binding Effect on Future Noteholders. Any direction by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Note.
     Section 13.13. Rules by Trustee, Paying Agent, Registrar. The Company and the Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules for their respective functions.
     Section 13.14. No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company or any successor Person or any Affiliate of the Company shall have any liability for any obligations of the Company or any successor Person or any Affiliate of any thereof, either directly or through the Company or any successor Person or any Affiliate of any thereof, under the Notes, this Indenture or the other Operative Documents or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 13.15. The Company’s Performance and Rights. Any obligation imposed on the Company herein shall require only that the Company perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by the Company and, to the extent of
Indenture and Security Agreement
AA 2009-2 Secured Notes

such performance, discharge such obligation by the Company. Except as otherwise expressly provided herein, any right granted to the Company in this Indenture shall grant the Company the right to permit such right to be exercised by any such assignee, lessee or transferee, and, in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee the Company hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.
     Section 13.16. Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.
     Section 13.17. Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
     Section 13.18. Confidential Information. The term “Confidential Information” means: (a) the existence and terms of any lease of any Airframe or Engines pursuant to Section 7.02(a) of the Aircraft Security Agreement and the identity of the Permitted Lessee thereunder; (b) all information obtained in connection with any inspection conducted by the Security Agent or their respective representatives pursuant to Section 7.03 of the Aircraft Security Agreement; (c) each certification furnished to the Security Agent pursuant to Section 7.06(a) and Section 7.06(b) of the Aircraft Security Agreement; (d) all information contained in each report furnished to the Security Agent pursuant to Section 7.06(e) of the Aircraft Security Agreement; (e) all information regarding any of the Warranty Rights; and (f) all other information designated by the Company as non-public information. All Confidential Information shall be held confidential by the Trustee and the Security Agent and each affiliate, agent, officer, director, or employee of any thereof and shall not be furnished or disclosed by any of them to anyone other than (1) the Trustee or the Security Agent and (2) their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority.
Indenture and Security Agreement
AA 2009-2 Secured Notes

     Section 13.19. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture or any of the other Operative Documents, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.
     Section 13.20. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided for herein or in any other Operative Document, the representations, warranties, indemnities, covenants and agreements of the Company, U.S. Bank, the Trustee, the Security Agent, and the Noteholders provided for in this Indenture and any such other Operative Document, and each of their obligations hereunder or thereunder, shall survive the acquisition of any Note, any return of any Aircraft, the transfer by any Noteholder of any interest in respect of its Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Document.
     Section 13.21. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Indenture and the other Operative Documents.
     Section 13.22. Communications by Noteholders with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).
     Section 13.23. Trust Indenture Act Controls. It is intended that, when this Indenture is qualified under the TIA as contemplated by the Registration Rights Agreement, this Indenture will become subject to the TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required by the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or
Indenture and Security Agreement
AA 2009-2 Secured Notes

excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the TIA.
[Signature Pages Follow.]
Indenture and Security Agreement
AA 2009-2 Secured Notes

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

AMERICAN AIRLINES, INC.
By:	/s/ Peter M. Warlick
Peter M. Warlick
Managing Director — Corporate Finance and Banking

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Trustee
By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

Indenture and Security Agreement
AA 2009-2 Secured Notes
Signature Page

SCHEDULE I to
INDENTURE AND SECURITY AGREEMENT
DESCRIPTION OF NOTES

Title of Notes	Maturity Date
13.0% 2009-2 Secured Notes due 2016	August 1, 2016
CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate	13.0% per annum.
Make-Whole Spread	0.75%.
Schedule I to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule I-1

SCHEDULE II to
INDENTURE AND SECURITY AGREEMENT
PRINCIPAL AMORTIZATION

Percentage of
Original Principal Amount
Payment Date	to be Paid
February 1, 2010	6.658874714%
August 1, 2010	6.461577435%
February 1, 2011	6.263774034%
August 1, 2011	6.065970651%
February 1, 2012	5.868167265%
August 1, 2012	5.670363864%
February 1, 2013	5.472560492%
August 1, 2013	5.274757080%
February 1, 2014	5.076953766%
August 1, 2014	4.879150380%
February 1, 2015	5.032997402%
August 1, 2015	4.769259537%
February 1, 2016	4.505521704%
August 1, 2016	28.000071675%
Schedule II to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule II-1

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT
ALLOCABLE PORTIONS OF SCHEDULED PRINCIPAL PAYMENT
AND ALLOCABLE PORTIONS

	N909AN

	(B737-823)
		Allocable Portion
		of Scheduled
Allocation Date	Allocable Portion	Principal Payment
Issuance Date	$17,069,000.00	$0.00
February 1, 2010	15,932,300.60	1,136,699.40
August 1, 2010	14,829,380.60	1,102,920.00
February 1, 2011	13,760,223.46	1,069,157.14
August 1, 2011	12,724,829.17	1,035,394.29
February 1, 2012	11,723,197.74	1,001,631.43
August 1, 2012	10,755,329.17	967,868.57
February 1, 2013	9,821,223.45	934,105.72
August 1, 2013	8,920,880.60	900,342.85
February 1, 2014	8,054,300.58	866,580.02
August 1, 2014	7,221,483.43	832,817.15
February 1, 2015	6,362,406.28	859,077.15
August 1, 2015	5,548,346.28	814,060.00
February 1, 2016	4,779,303.42	769,042.86
August 1, 2016	0.00	4,779,303.42
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule III-1

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N910AN		N912AN

	(B737-823)		(B737-823)
		Allocable Portion		Allocable Portion
		of Scheduled		of Scheduled
Allocation Date	Allocable Portion	Principal Payment	Allocable Portion	Principal Payment
Issuance Date	$17,069,000.00	$0.00	$17,153,000.00	$0.00
February 1, 2010	15,932,300.60	1,136,699.40	16,011,173.38	1,141,826.62
August 1, 2010	14,829,380.60	1,102,920.00	14,902,793.38	1,108,380.00
February 1, 2011	13,760,223.46	1,069,157.14	13,828,343.38	1,074,450.00
August 1, 2011	12,724,829.17	1,035,394.29	12,787,823.38	1,040,520.00
February 1, 2012	11,723,197.74	1,001,631.43	11,781,233.38	1,006,590.00
August 1, 2012	10,755,329.17	967,868.57	10,808,573.37	972,660.01
February 1, 2013	9,821,223.45	934,105.72	9,869,843.37	938,730.00
August 1, 2013	8,920,880.60	900,342.85	8,965,043.37	904,800.00
February 1, 2014	8,054,300.58	866,580.02	8,094,173.36	870,870.01
August 1, 2014	7,221,483.43	832,817.15	7,257,233.34	836,940.02
February 1, 2015	6,362,406.28	859,077.15	6,393,903.34	863,330.00
August 1, 2015	5,548,346.28	814,060.00	5,575,813.34	818,090.00
February 1, 2016	4,779,303.42	769,042.86	4,802,963.33	772,850.01
August 1, 2016	0.00	4,779,303.42	0.00	4,802,963.33
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule III-2

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N914AN		N915AN

	(B737-823)		(B737-823)
		Allocable Portion		Allocable Portion
		of Scheduled		of Scheduled
Allocation Date	Allocable Portion	Principal Payment	Allocable Portion	Principal Payment
Issuance Date	$17,238,000.00	$0.00	$17,238,000.00	$0.00
February 1, 2010	16,090,046.16	1,147,953.84	16,090,046.16	1,147,953.84
August 1, 2010	14,976,206.15	1,113,840.01	14,976,206.15	1,113,840.01
February 1, 2011	13,896,463.30	1,079,742.85	13,896,463.30	1,079,742.85
August 1, 2011	12,850,817.58	1,045,645.72	12,850,817.58	1,045,645.72
February 1, 2012	11,839,269.01	1,011,548.57	11,839,269.01	1,011,548.57
August 1, 2012	10,861,817.58	977,451.43	10,861,817.58	977,451.43
February 1, 2013	9,918,463.29	943,354.29	9,918,463.29	943,354.29
August 1, 2013	9,009,206.15	909,257.14	9,009,206.15	909,257.14
February 1, 2014	8,134,046.13	875,160.02	8,134,046.13	875,160.02
August 1, 2014	7,292,983.26	841,062.87	7,292,983.26	841,062.87
February 1, 2015	6,425,400.40	867,582.86	6,425,400.40	867,582.86
August 1, 2015	5,603,280.40	822,120.00	5,603,280.40	822,120.00
February 1, 2016	4,826,623.25	776,657.15	4,826,623.25	776,657.15
August 1, 2016	0.00	4,826,623.25	0.00	4,826,623.25
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule III-3

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N916AN		N917AN

	(B737-823)		(B737-823)
		Allocable Portion		Allocable Portion
		of Scheduled		of Scheduled
Allocation Date	Allocable Portion	Principal Payment	Allocable Portion	Principal Payment
Issuance Date	$17,316,000.00	$0.00	$17,316,000.00	$0.00
February 1, 2010	16,162,851.79	1,153,148.21	16,162,851.79	1,153,148.21
August 1, 2010	15,043,971.79	1,118,880.00	15,043,971.79	1,118,880.00
February 1, 2011	13,959,343.22	1,084,628.57	13,959,343.22	1,084,628.57
August 1, 2011	12,908,966.08	1,050,377.14	12,908,966.08	1,050,377.14
February 1, 2012	11,892,840.36	1,016,125.72	11,892,840.36	1,016,125.72
August 1, 2012	10,910,966.07	981,874.29	10,910,966.07	981,874.29
February 1, 2013	9,963,343.21	947,622.86	9,963,343.21	947,622.86
August 1, 2013	9,049,971.78	913,371.43	9,049,971.78	913,371.43
February 1, 2014	8,170,851.77	879,120.01	8,170,851.77	879,120.01
August 1, 2014	7,325,983.19	844,868.58	7,325,983.19	844,868.58
February 1, 2015	6,454,474.61	871,508.58	6,454,474.61	871,508.58
August 1, 2015	5,628,634.61	825,840.00	5,628,634.61	825,840.00
February 1, 2016	4,848,463.18	780,171.43	4,848,463.18	780,171.43
August 1, 2016	0.00	4,848,463.18	0.00	4,848,463.18
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule III-4

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N918AN		N919AN

	(B737-823)		(B737-823)
		Allocable Portion		Allocable Portion
		of Scheduled		of Scheduled
Allocation Date	Allocable Portion	Principal Payment	Allocable Portion	Principal Payment
Issuance Date	$17,400,000.00	$0.00	$17,400,000.00	$0.00
February 1, 2010	16,241,724.57	1,158,275.43	16,241,724.57	1,158,275.43
August 1, 2010	15,117,384.57	1,124,340.00	15,117,384.57	1,124,340.00
February 1, 2011	14,027,463.14	1,089,921.43	14,027,463.14	1,089,921.43
August 1, 2011	12,971,960.28	1,055,502.86	12,971,960.28	1,055,502.86
February 1, 2012	11,950,875.99	1,021,084.29	11,950,875.99	1,021,084.29
August 1, 2012	10,964,210.28	986,665.71	10,964,210.28	986,665.71
February 1, 2013	10,011,963.13	952,247.15	10,011,963.13	952,247.15
August 1, 2013	9,094,134.56	917,828.57	9,094,134.56	917,828.57
February 1, 2014	8,210,724.55	883,410.01	8,210,724.55	883,410.01
August 1, 2014	7,361,733.10	848,991.45	7,361,733.10	848,991.45
February 1, 2015	6,485,971.67	875,761.43	6,485,971.67	875,761.43
August 1, 2015	5,656,101.67	829,870.00	5,656,101.67	829,870.00
February 1, 2016	4,872,123.09	783,978.58	4,872,123.09	783,978.58
August 1, 2016	0.00	4,872,123.09	0.00	4,872,123.09
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes
Schedule III-5

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N399AN		N778AN

	(B767-323ER)		(B777-223ER)
		Allocable Portion		Allocable Portion
		of Scheduled		of Scheduled
Allocation Date	Allocable Portion	Principal Payment	Allocable Portion	Principal Payment
Issuance Date	$26,097,000.00	$0.00	$47,552,000.00	$0.00
February 1, 2010	24,359,553.29	1,737,446.71	44,385,148.69	3,166,851.31
August 1, 2010	22,673,253.28	1,686,300.01	41,312,568.69	3,072,580.00
February 1, 2011	21,038,574.71	1,634,678.57	38,334,047.25	2,978,521.44
August 1, 2011	19,455,517.57	1,583,057.14	35,449,584.39	2,884,462.86
February 1, 2012	17,924,081.85	1,531,435.72	32,659,180.10	2,790,404.29
August 1, 2012	16,444,267.56	1,479,814.29	29,962,834.39	2,696,345.71
February 1, 2013	15,016,074.70	1,428,192.86	27,360,547.24	2,602,287.15
August 1, 2013	13,639,503.27	1,376,571.43	24,852,318.66	2,508,228.58
February 1, 2014	12,314,553.25	1,324,950.02	22,438,148.63	2,414,170.03
August 1, 2014	11,041,224.66	1,273,328.59	20,118,037.16	2,320,111.47
February 1, 2015	9,727,746.08	1,313,478.58	17,724,769.06	2,393,268.10
August 1, 2015	8,483,096.08	1,244,650.00	15,456,912.38	2,267,856.68
February 1, 2016	7,307,274.64	1,175,821.44	13,314,467.13	2,142,445.25
August 1, 2016	0.00	7,307,274.64	0.00	13,314,467.13
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes
Schedule III-6

SCHEDULE III to
INDENTURE AND SECURITY AGREEMENT

	N779AN

	(B777-223ER)
		Allocable Portion
		of Scheduled
Allocation Date	Allocable Portion	Principal Payment
Issuance Date	$47,552,000.00	$0.00
February 1, 2010	44,385,148.69	3,166,851.31
August 1, 2010	41,312,568.69	3,072,580.00
February 1, 2011	38,334,047.25	2,978,521.44
August 1, 2011	35,449,584.39	2,884,462.86
February 1, 2012	32,659,180.10	2,790,404.29
August 1, 2012	29,962,834.39	2,696,345.71
February 1, 2013	27,360,547.24	2,602,287.15
August 1, 2013	24,852,318.66	2,508,228.58
February 1, 2014	22,438,148.63	2,414,170.03
August 1, 2014	20,118,037.16	2,320,111.47
February 1, 2015	17,724,769.06	2,393,268.10
August 1, 2015	15,456,912.38	2,267,856.68
February 1, 2016	13,314,467.13	2,142,445.25
August 1, 2016	0.00	13,314,467.13
Schedule III to
Indenture and Security Agreement
AA 2009-2 Secured Notes
Schedule III-7

SCHEDULE IV to
INDENTURE AND SECURITY AGREEMENT
PRE-FUNDED CASH COLLATERAL AMOUNTS

Pre-funded Cash Collateral
Aircraft	Amount
N909AN	$17,069,000
N910AN	17,069,000
N912AN	17,153,000
N914AN	17,238,000
N915AN	17,238,000
N916AN	17,316,000
N917AN	17,316,000
N918AN	17,400,000
N919AN	17,400,000

N399AN	26,097,000

N778AN	47,552,000
N779AN	47,552,000

Total:	$276,400,000

Schedule IV to
Indenture and Security Agreement
AA 2009-2 Secured Notes
Schedule IV-1

SCHEDULE V to
INDENTURE AND SECURITY AGREEMENT
LIST OF AIRCRAFT AND EXISTING INDENTURES

			Airframe Model			Engine Model
	U.S.		(including generic			(including generic
	Registration	Airframe	manufacturer and	Airframe	Engine	manufacturer and
No.	No.	Manufacturer	model)	MSN	Manufacturer	model)	Existing Indenture
1.	N909AN	Boeing	737-823 (BOEING 737-800)	29511	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N909AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. T061622)

2.	N910AN	Boeing	737-823 (BOEING 737-800)	29512	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N910AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. T061623)

3.	N912AN	Boeing	737-823 (BOEING 737-800)	29513	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N912AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. H98491)
Schedule V to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule V-1

SCHEDULE V to
INDENTURE AND SECURITY AGREEMENT

			Airframe Model			Engine Model
	U.S.		(including generic			(including generic
	Registration	Airframe	manufacturer and	Airframe	Engine	manufacturer and
No.	No.	Manufacturer	model)	MSN	Manufacturer	model)	Existing Indenture
4.	N914AN	Boeing	737-823 (BOEING 737-800)	29515	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N914AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. H98490)

5.	N915AN	Boeing	737-823 (BOEING 737-800)	29516	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N915AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. FF27857)

6.	N916AN	Boeing	737-823 (BOEING 737-800)	29517	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N916AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. FF27856)
Schedule V to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule V-2

SCHEDULE V to
INDENTURE AND SECURITY AGREEMENT

			Airframe Model			Engine Model
	U.S.		(including generic			(including generic
	Registration	Airframe	manufacturer and	Airframe	Engine	manufacturer and
No.	No.	Manufacturer	model)	MSN	Manufacturer	model)	Existing Indenture
7.	N917AN	Boeing	737-823 (BOEING 737-800)	29518	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N917AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. BB31088)

8.	N918AN	Boeing	737-823 (BOEING 737-800)	29519	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N918AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. BB31087)

9.	N919AN	Boeing	737-823 (BOEING 737-800)	29520	CFM International, Inc.	CFM56-7B26 (CFM CFM56-7)	Indenture and Security Agreement (N919AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. EE020636)
Schedule V to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule V-3

SCHEDULE V to
INDENTURE AND SECURITY AGREEMENT

			Airframe Model			Engine Model
	U.S.		(including generic			(including generic
	Registration	Airframe	manufacturer and	Airframe	Engine	manufacturer and
No.	No.	Manufacturer	model)	MSN	Manufacturer	model)	Existing Indenture
10.	N399AN	Boeing	767-323ER (BOEING 767-300)	29606	General Electric	CF6-80C2B6 (GE CF6-80C2)	Indenture and Security Agreement (N399AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. JJ31844)

11.	N778AN	Boeing	777-223ER (BOEING 777-200)	29587	Rolls Royce	RB211-TRENT-892 (ROLLS ROYCE TRENT800)	Indenture and Security Agreement (N778AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. JJ31845)

12.	N779AN	Boeing	777-223ER (BOEING 777-200)	29955	Rolls Royce	RB211-TRENT-892 (ROLLS ROYCE TRENT800)	Indenture and Security Agreement (N779AN), dated as of October 6, 1999, between the Company and the loan trustee party thereto, as supplemented by Indenture Supplement No. 1, dated October 6, 1999. (FAA Conveyance No. EE020635)
Schedule V to
Indenture and Security Agreement
AA 2009-2 Secured Notes

Schedule V-4

ANNEX A
to Indenture and Security Agreement
and to Aircraft Security Agreement
DEFINITIONS
     “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall U.S. Bank be deemed to be an Affiliate of the Trustee or the Security Agent or vice versa.
     “After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.
     “Agent” means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.
     “Agent Members” has the meaning specified in Section 2.05(a) of the Indenture.
     “Aircraft” means each Airframe (or any Replacement Airframe substituted for such Airframe pursuant to Section 7.05 of the Aircraft Security Agreement) together with the two related Engines described in Annex A to the Aircraft Security Agreement Supplement originally executed and delivered under the Aircraft Security Agreement relating to such Airframe or Replacement Airframe (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Aircraft Security Agreement), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or Replacement Airframe or any other airframe or aircraft. The term “Aircraft” shall include any Replacement Aircraft. The term “Aircraft” shall not include any Aircraft after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “Aircraft Closing” has the meaning specified in Section 1.03(b) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Aircraft Closing Date” has the meaning specified in Section 1.03(b) of the Indenture.
     “Aircraft Collateral” has the meaning specified in the granting clause of the Aircraft Security Agreement.
     “Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).
     “Aircraft Purchase Agreement” means:
     (a) with respect to any Boeing 737-823 Aircraft, Purchase Agreement No. 1977, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;
     (b) with respect to any Boeing 767-323ER Aircraft, Purchase Agreement No. 1979, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; and
     (c) with respect to any Boeing 777-223ER Aircraft, Purchase Agreement No. 1980, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between the Manufacturer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms;
     “Aircraft Securities Account” has the meaning specified in Section 3.05 of the Aircraft Security Agreement.
     “Aircraft Securities Intermediary” has the meaning specified in Section 3.05 of the Aircraft Security Agreement.
     “Aircraft Security Agreement” means, subject to Section 1.03(c) of the Indenture, an Aircraft Security Agreement, dated as of the initial Aircraft Closing Date, among the Company, U.S. Bank, not in its individual capacity, except as expressly stated therein,
Annex A: Definitions
AA 2009-2 Secured Notes

but solely as Security Agent, and U.S. Bank, not in its individual capacity, except as expressly stated therein, but solely as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Aircraft Security Agreement Supplement pursuant to the Aircraft Security Agreement.
     “Aircraft Security Agreement Supplement” means a supplement to the Aircraft Security Agreement executed and delivered thereunder, substantially in the form of Exhibit A to the Aircraft Security Agreement, which shall particularly describe any Aircraft, and any Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Aircraft Security Agreement.
     “Aircraft Security Event of Default” has the meaning specified in Section 4.01 of the Aircraft Security Agreement.
     “Airframe” means (a) each airframe further described in Annex A to an Aircraft Security Agreement Supplement originally executed and delivered in respect of such airframe under the Aircraft Security Agreement (except (i) the related Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) items installed or incorporated in or attached to such aircraft from time to time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof) and (b) any and all related Parts. The term “Airframe” shall include any Replacement Airframe that may from time to time be substituted for any Airframe pursuant to Section 7.05 of the Aircraft Security Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Aircraft Security Agreement, such replaced Airframe shall cease to be an Airframe under the Aircraft Security Agreement. The term “Airframe” shall not include any Airframe after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “Allocable Portion” means, with respect to any Aircraft or Eligible Aircraft and as of any date, (a) if such date is an Allocation Date, the amount set forth in Schedule III to the Indenture with respect to such Aircraft or Eligible Aircraft opposite such Allocation Date, or (b) if such date is not an Allocation Date, the amount set forth in Schedule III to the Indenture with respect to such Aircraft or Eligible Aircraft opposite the Allocation Date that immediately precedes such date.
     “Allocable Portion of Scheduled Principal Payment” means, with respect to any Aircraft or Eligible Aircraft and as of any Payment Date, the amount set forth in Schedule III of the Indenture with respect to such Aircraft or Eligible Aircraft opposite the Allocation Date that corresponds to such Payment Date.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Allocation Date” means the Issuance Date and each Payment Date specified in Schedule III to the Indenture.
     “American Entity” means the Parent, the Company and any Affiliate of the Parent.
     “Appraisers” means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. or, so long as a Majority in Interest of Noteholders acts reasonably, any other nationally recognized appraiser selected by a Majority in Interest of Noteholders.
     “Appraisal” has the meaning set forth in Section 4.02(e) of the Indenture.
     “Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended, or any successor statutes thereto.
     “Bills of Sale” means, with respect to any Aircraft, the applicable FAA Bill of Sale and the applicable Warranty Bill of Sale.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Boston, Massachusetts or, if different from the foregoing, the city and state in which the Trustee or the Security Agent maintains its Corporate Trust Office or receives and disburses funds.
     “Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).
     “Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the
Annex A: Definitions
AA 2009-2 Secured Notes

case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.
     “Cash Securities Account” has the meaning specified in Section 3.07 of the Indenture.
     “Cash Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.
     “Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.
     “Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.
     “Claim” has the meaning specified in Section 8.02(a) of the Indenture.
     “Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Collateral” means, as of any date of determination, any Pre-funded Collateral or any Aircraft Collateral, in each case, as the same may be held, as of such date, by the Trustee or the Security Agent, as applicable, under the Indenture or the Aircraft Security Agreement, as applicable.
     “Company” means American Airlines, Inc., and its successors and permitted assigns.
     “Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of an Aircraft or the related Airframe or any related Engine by any government that results in the loss of title or use of such Aircraft, such Airframe or any such Engine by the Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use not involving requisition of title.
     “Confidential Information” has the meaning specified in Section 13.18 of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Corporate Trust Office” means, with respect to any of the Trustee, the Security Agent or any Agent, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.
     “CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.
     “Cut-Off Date” means November 15, 2009.
     “Cut-Off Redemption Date” has the meaning specified in Section 2.19(a) of the Indenture.
     “Debt Rate” means the rate per annum specified for the Notes in Schedule I to the Indenture; provided that:
     (a) if (i) neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective on or prior to December 31, 2009, or (ii) the Notes have not been rated by each of Moody’s and S&P on or prior to December 31, 2009, such rate per annum will be increased by 1.00% per annum effective as of January 1, 2010;
     (b) if the Shelf Registration Statement ceases to be effective for more than 60 days, whether or not consecutive, during the period that it is required to be effective pursuant to Section 2(b) of the Registration Rights Agreement, such interest rate per annum shall be increased by 1.00% from the 61st day until such time as the Shelf Registration Statement again becomes effective; provided that, for the purpose of this clause (b), the Shelf Registration Statement shall be deemed to have ceased to be effective during any period in which the offering of Registrable Notes (as such term is defined in the Registration Rights Agreement) pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; and
     (c) the maximum possible increase in such rate per annum pursuant to this proviso, at any time, shall be 1.00%.
     “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.
     “Definitive Notes” has the meaning specified in Section 2.01(g) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Definitive Exchange Note” has the meaning specified in Section 2.01(g) of the Indenture.
     “Definitive Initial Note” has the meaning specified in Section 2.01(g) of the Indenture.
     “Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.
     “Direction” has the meaning specified in Section 13.12(a) of the Indenture.
     “Dollars” and “$” mean the lawful currency of the United States.
     “DTC” means The Depository Trust Company, its nominees and their respective successors.
     “EASA” means the European Aviation Safety Agency of the European Union and any successor agency.
     “Eligible Aircraft” means each airframe identified on Schedule V to the Indenture together with two engines of the make and model specified therein opposite such airframe.
     “Eligible Account” means a segregated account established by and with an Eligible Institution at the request of the Trustee or the Security Agent, as applicable, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Trustee or the Security Agent, as applicable, shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Trustee or the Security Agent, as applicable, in each case, to the exclusion of the Company, (f) it will waive or subordinate in favor of the Trustee or the Security Agent, as applicable, all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.
     “Eligible Institution” means the corporate trust department of U.S. Bank or any other Person that becomes a successor Trustee under the Indenture or a successor Security Agent under the Aircraft Security Agreement, in each case, acting solely in its
Annex A: Definitions
AA 2009-2 Secured Notes

capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC).
     “Engine” means, with respect to any Aircraft, (a) each of the two engines listed by manufacturer’s serial number and further described in Annex A to the applicable Aircraft Security Agreement Supplement originally executed and delivered under the Aircraft Security Agreement, whether or not from time to time installed on the related Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Aircraft Security Agreement; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Aircraft Security Agreement, such replaced Engine shall cease to be an Engine under the Aircraft Security Agreement. The term “Engine” shall not include any Engine after the Lien of the Aircraft Security Agreement shall have been terminated with respect thereto.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.
     “Event of Default” has the meaning specified in Section 4.01 of the Indenture.
     “Event of Loss” means, as of any date of determination, (A) with respect to any Eligible Aircraft not then subject to the Lien of the Aircraft Security Agreement, an “Event of Loss” as defined in the applicable Existing Indenture (whether or not such Existing Indenture is in full force and effect) and (B) with respect to any Aircraft, Airframe or Engine, any of the following events with respect to such property:
     (a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;
     (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;
     (c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;
Annex A: Definitions
AA 2009-2 Secured Notes

     (d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;
     (e) the operation or location of such Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft required by the terms of Section 7.06 of the Aircraft Security Agreement, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;
     (f) any Compulsory Acquisition;
     (g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of such Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and
     (h) with respect to any such Engine only, any divestiture of title to or interest in such Engine or any event with respect to such Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) or Section 7.05(e) of the Aircraft Security Agreement.
     An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the related Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Aircraft Security Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Note” means and includes any notes issued under the Indenture in exchange for, or replacement of, the Initial Notes pursuant to the Registration Rights Agreement in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Exchange Note issued in exchange therefor or replacement thereof pursuant to and in accordance with the provisions, terms and conditions of the Indenture and such Exchange Note.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Exchange Offer” means the exchange offer that may be made pursuant to the Registration Rights Agreement to exchange the Initial Notes for the Exchange Notes.
     “Exchange Offer Registration Statement” means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of the Initial Notes for the Exchange Notes.
     “Existing Indenture” means, with respect to any Eligible Aircraft, the indenture and security agreement listed on Schedule V to the Indenture opposite such Eligible Aircraft.
     “FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.
     “FAA Bill of Sale” means, with respect to any Aircraft, whichever is applicable: (a) the bill of sale for such Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of the Company and recorded with the FAA or (b) collectively, (i) the bill of sale for such Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of Boeing Sales Corporation and recorded with the FAA and (ii) the bill of sale for such Aircraft on AC Form 8050-2, executed by Boeing Sales Corporation in favor of the Company and recorded with the FAA.
     “Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by U.S. Bank from three Federal funds brokers of recognized standing selected by it.
     “Global Exchange Note” has the meaning specified in Section 2.01(f) of the Indenture.
     “Global Initial Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Global Notes” has the meaning specified in Section 2.01(f) of the Indenture.
     “Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.
Annex A: Definitions
AA 2009-2 Secured Notes

     “IAI Definitive Note” has the meaning specified in Section 2.01(e) of the Indenture.
     “Indemnitee” has the meaning specified in Section 8.02(b) of the Indenture.
     “Indenture” means that certain Indenture and Security Agreement, dated as of July 31, 2009, between the Company and U.S. Bank, not in its individual capacity, except as expressly stated therein, but solely as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “Independent” when used with respect to an engineer, appraiser or other expert, means an engineer, appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.
     “Initial Note” means and includes any notes other than the Exchange Notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Initial Note issued in exchange therefor or replacement thereof pursuant to and in accordance with the provisions, terms and conditions of the Indenture and such Initial Note, but excluding any Exchange Note.
     “Initial Purchaser” means each initial purchaser identified as such in the Purchase Agreement.
     “Institutional Accredited Investor” means, subject to Section 2.01(h) of the Indenture, an institutional investor that is an “accredited investor” within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
     “Interests” has the meaning specified in Section 7.06(a) of the Aircraft Security Agreement.
     “International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.
     “International Registry” means the international registry established pursuant to the Cape Town Treaty.
     “Issuance Date” means July 31, 2009.
     “JAA” means the Joint Aviation Authorities and any successor authority.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Lease” means any lease permitted by the terms of Section 7.02(a) of the Aircraft Security Agreement.
     “Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.
     “Loan Amount” has the meaning specified in Section 7.06(b) of the Aircraft Security Agreement.
     “Long-Term Rating” means, for any entity (i) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (ii) in the case of S&P, the long-term issuer credit rating of such entity.
     “Loss Payment Date” has the meaning specified in Section 7.05(a) of the Aircraft Security Agreement.
     “Majority in Interest of Noteholders” means, as of a particular date of determination, the holders of at least a majority in aggregate unpaid principal amount of all Notes Outstanding as of such date.
     “Make–Whole Amount” means, with respect to the Notes or any Allocable Portion of the Notes, the amount (as determined by an independent investment banker selected by the Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Trustee)), if any, by which (i) the present value of the Remaining Scheduled Payments with respect to the Notes or such Allocable Portion computed by discounting each such Remaining Scheduled Payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding aggregate principal amount of the Notes or such Allocable Portion plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Remaining Scheduled Payments” means, with respect to the Notes, the remaining scheduled payments of principal and interest on the Notes from the Payment Date next following the redemption date to, and including, the Maturity Date, and, with respect to any Allocable Portion of the Notes, the remaining Allocable Portions of Scheduled Principal Payment for the relevant Eligible Aircraft for each Allocation Date from the Allocation Date next following the redemption date to, and including, the Maturity Date and the scheduled payments of interest thereon, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of the Notes and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the
Annex A: Definitions
AA 2009-2 Secured Notes

Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. “Average Life Date” means, for the Notes or each Allocable Portion of the Notes to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of the Notes or such Allocable Portion. “Remaining Weighted Average Life” of the Notes or an Allocable Portion of the Notes, at the redemption date of the Notes or such Allocable Portion, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A)(x) in the case of the Notes, the amount of each then remaining installment of principal, including the payment due on the Maturity Date or (y) in the case of any Allocable Portion of the Notes, the amount of each then remaining Allocable Portion of Scheduled Principal Payment for the relevant Eligible Aircraft for each Allocation Date from the Allocation Date next following such redemption date to, and including, the Maturity Date, by (B) the number of days from and including the redemption date to but excluding (x) in the case of the Notes, the scheduled Payment Date of such principal installment or (y) in the case of any Allocable Portion of the Notes, the Allocation Date corresponding to such Allocable Portion of Scheduled Principal Payment by (ii) the then unpaid principal amount of the Notes or such Allocable Portion. “Make-Whole Amount”, with respect to any Note or portion thereof called for redemption, shall mean the Make-Whole Amount calculated in accordance with the foregoing provisions of this definition multiplied by a fraction the numerator of which shall be the outstanding principal amount of such Note or such portion and the denominator of which shall be the aggregate outstanding principal amount of all Notes.
     “Make-Whole Spread” means the percentage specified as such in Schedule I to the Indenture.
     “Manufacturer” means The Boeing Company, a Delaware corporation, and its successors and assigns.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Manufacturer’s Consent” means a Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of each Aircraft Closing Date, substantially in the form of Exhibit H to the Indenture.
     “Maturity Date” means the date specified as such in Schedule I to the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Non-U.S. Person” means any Person other than a “U.S. person,” as defined in Regulation S.
     “Noteholder” means any Person in whose name a Note is registered on the Register.
     “Notes” means the Initial Notes and the Exchange Notes.
     “NY UCC” means UCC as in effect in the State of New York.
     “Officer” means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or the Managing Director — Corporate Finance and Banking of the Company.
     “Officer’s Certificate” means a certificate signed by an Officer (which certificate shall comply with the requirements of Section 11.03 and Section 11.04 of the Indenture if the Indenture is qualified under the TIA at the time such certificate is to be delivered).
     “Operative Documents” means, collectively, (a) the Indenture, (b) the Notes, (c) from and after the respective date each of the same is entered into in accordance with Section 1.03(c) of the Indenture, the Aircraft Security Agreement and each Aircraft Security Agreement Supplement, if any, and (d) from and after the applicable Aircraft Closing Date, the Manufacturer’s Consent, if any, with respect to each Aircraft.
     “Opinion of Counsel” means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee (which Opinion of Counsel shall comply with Section 11.03 and Section 11.04 of the Indenture if the Indenture is qualified under the TIA at the time such Opinion of Counsel is to be delivered). The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the 15 Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Outstanding” or “outstanding”, when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except: (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Noteholders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made; (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Section 13.01 of the Indenture (except to the extent provided therein); and (d) Notes which have been paid in full, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture. A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Noteholders of the requisite aggregate principal amount of Notes Outstanding have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section 2.13 of the Indenture shall be applicable.
     “Parent” means AMR Corporation, a Delaware corporation, or any other Person that directly or indirectly controls the Company, in each case together with its successors and assigns. For the purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities or by contract or otherwise.
     “Parts” means, with respect to any Aircraft or the related Airframe or any related Engine, as applicable, any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete such Engines or engines, (b) any items leased by the Company or any Permitted Lessee, (c) cargo containers and (d) components or systems installed on or affixed to such Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard such Aircraft) so long as the same shall be incorporated or installed in or attached to such Airframe or such Engine or so long as the same shall be subject to the Lien of the Aircraft Security Agreement in accordance with the terms of Section 7.04 thereof after removal from such Airframe or such Engine.
     “Past Due Rate” means the lesser of (a) the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.
     “Paying Agent” has the meaning specified in Section 2.08 of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Payment” means (i) any payment of principal of, interest on, Make-Whole Amount (if any) with respect to, or redemption price in respect of, any Note from the Company, or (ii) any payment received or amount realized by the Trustee or the Security Agent from the exercise of remedies after the occurrence of an Event of Default.
     “Payment Date” means, for any Note, each February 1 and August 1 commencing with February 1, 2010.
     “Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.
     “Permanent Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i)
Annex A: Definitions
AA 2009-2 Secured Notes

Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating of AAA, its equivalent or better issued by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating of A, its equivalent or better issued by Moody’s or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; and (o) such other investments approved in writing by the Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Trustee or the Security Agent is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Trustee or as a sub-agent of the Security Agent or acting for any third person or dealing as principal for its own account.
     “Permitted Lessee” means any Person to whom the Company is permitted to lease any Airframe or any Engine pursuant to Section 7.02(a) of the Aircraft Security Agreement.
     “Permitted Lien” has the meaning specified in Section 7.01 of the Aircraft Security Agreement.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.
     “Pre-funded Cash Collateral Amount” means, with respect to any Eligible Aircraft, the amount relating to such Eligible Aircraft set forth in Schedule IV of the Indenture.
     “Pre-funded Collateral” has the meaning specified in the granting clause of the Indenture.
     “Pre-funded Collateral Account” has the meaning specified in Section 1.03 of the Indenture.
     “Pre-funded Collateral Securities Intermediary” has the meaning specified in Section 1.03 of the Indenture.
     “Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of July 27, 2009, among the Company and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means the 15th day preceding any Payment Date, whether or not a Business Day.
     “Register” has the meaning specified in Section 2.08 of the Indenture.
     “Registrar” has the meaning specified in Section 2.08 of the Indenture.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issuance Date, by and among the Company and the Initial Purchasers.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Definitive Note” has the meaning specified in Section 2.01(g) of the Indenture.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Regulation S Restricted Period Legend” has the meaning specified in Section 2.02 of the Indenture.
     “Related Indemnitee Group” has the meaning specified in Section 8.02(b) of the Indenture.
     “Replacement Aircraft” means an Aircraft of which a Replacement Airframe is part.
     “Replacement Airframe” means, with respect to any Aircraft to be replaced, an aircraft of the same make and model as such Aircraft or a comparable or improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items installed or incorporated in or attached to such airframe from time to time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof), that shall have been made subject to the Lien of the Aircraft Security Agreement pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.
     “Replacement Engine” means, with respect to any Engine to be replaced, an engine of the same make and model as such Engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the related Airframe with the other related Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Aircraft Security Agreement pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.
     “Request” means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers’ Certificate if and to the extent required by Section 11.03 of the Indenture.
     “Responsible Officer” means, with respect to the Trustee, the Security Agent or U.S. Bank, any officer in the corporate trust administration department of the Trustee, the Security Agent or U.S. Bank, as applicable, or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Restricted Definitive Note” has the meaning specified in Section 2.01(e) of the Indenture.
     “Restricted Global Note” has the meaning specified in Section 2.01(c) of the Indenture.
     “Restricted Legend” has the meaning specified in Section 2.02 of the Indenture.
     “Restricted Notes” has the meaning specified in Section 2.02 of the Indenture.
     “Restricted Period” has the meaning specified in Section 2.01(d) of the Indenture.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
     “Section 1110” means Section 1110 of the Bankruptcy Code.
     “Secured Obligations” has the meaning specified in Section 2.27 of the Indenture.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “SEC” means the United States Securities and Exchange Commission and any government agency succeeding to its functions.
     “Security Agent” has the meaning specified in the introductory paragraph of the Aircraft Security Agreement or, if as of any date of determination, the Aircraft Security Agreement have not been entered into pursuant to Section 1.03(c) of the Indenture, in the introductory paragraph of the form of the Aircraft Security Agreement attached to the Indenture as Exhibit A.
     “Security Agent Liens” means any Lien attributable to U.S. Bank or the Security Agent with respect to any Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Security Agent not related to its interest in any Aircraft or the administration of the Aircraft Collateral pursuant to the Aircraft Security Agreement, (ii) acts of U.S. Bank or the Security Agent not permitted by, or the failure of the Security Agent to take any action required by, the Operative Documents, (iii) claims against U.S. Bank or the Security Agent relating to Taxes or Claims that are excluded from the indemnification provided by Section 8.02 of the Indenture pursuant to said Section 8.02 or (iv) claims against U.S. Bank or the Security Agent arising out of the transfer by any such party of all or any portion of its interest in any Aircraft, the Collateral or the Operative Documents, except while an Event
Annex A: Definitions
AA 2009-2 Secured Notes

of Default is continuing and prior to the time that the Security Agent has received all amounts due to it pursuant to the Indenture.
     “Shelf Registration Statement” means the shelf registration statement which may be required with respect to the Notes to be filed by the Company with the SEC pursuant to the Registration Rights Agreement, other than the Exchange Offer Registration Statement.
     “Short-Term Rating” means, for any entity, (i) in the case of Moody’s, the short-term senior unsecured debt rating of such entity and (ii) in the case of S&P, the short-term issuer credit rating of such entity.
     “Special Record Date” has the meaning specified in Section 2.10 of the Indenture.
     “Specified Person” has the meaning specified in Section 7.06(a) of the Aircraft Security Agreement.
     “Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.
     “Temporary Regulation S Global Note” has the meaning specified in Section 2.01(d) of the Indenture.
     “Threshold Percentage of Noteholders” means, as of a particular date of determination, the holders of at least a 25% in aggregate unpaid principal amount of all Notes Outstanding as of such date.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendment, the TIA as so amended.
     “Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.
Annex A: Definitions
AA 2009-2 Secured Notes

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” has the meaning specified in the introductory paragraph of the Indenture.
     “Trustee Liens” means any Lien attributable to U.S. Bank or the Trustee with respect to any Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against U.S. Bank or the Trustee not related to its interest in any Aircraft or the administration of the Collateral pursuant to the Indenture or the Aircraft Security Agreement, as applicable, (ii) acts of U.S. Bank or the Trustee not permitted by, or the failure of U.S. Bank or the Trustee to take any action required by, the Operative Documents, (iii) claims against U.S. Bank or the Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 8.02 of the Indenture pursuant to said Section 8.02 or (iv) claims against U.S. Bank or the Trustee arising out of the transfer by any such party of all or any portion of its interest in any Aircraft, the Collateral or the Operative Documents, except while an Event of Default is continuing and prior to the time that the Trustee has received all amounts due to it pursuant to the Indenture.
     “UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
     “United States” means the United States of America.
     “U.S. Bank” means U.S. Bank Trust National Association, a national banking association, in its individual capacity, together with its successors and permitted assigns.
     “Warranty Bill of Sale” means, with respect to any Aircraft, whichever is applicable: (a) the warranty (as to title) bill of sale covering such Aircraft, executed by the Manufacturer in favor of the Company and specifically referring to each related Engine, as well as the related Airframe, constituting a part of such Aircraft, or (b) collectively, (i) the warranty (as to title) bill of sale covering such Aircraft, executed by the Manufacturer in favor of Boeing Sales Corporation and specifically referring to each related Engine, as well as the related Airframe, constituting a part of such Aircraft and (ii) the warranty (as to title) bill of sale covering such Aircraft, executed by Boeing Sales Corporation in favor of the Company and specifically referring to each such Engine, as well as such Airframe, constituting a part of such Aircraft.
     “Warranty Rights” means, with respect to any Aircraft, all right and interest of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the applicable Aircraft Purchase Agreement), but only to the extent the same
Annex A: Definitions
AA 2009-2 Secured Notes

relate to continuing rights of the Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the related Airframe, it being understood that such Warranty Rights exclude any and all other right, title and interest of the Company in, to and under such Aircraft Purchase Agreement and that such Warranty Rights are subject to the terms of the Manufacturer’s Consent.
Annex A: Definitions
AA 2009-2 Secured Notes